                                                                 EXHIBIT 4(a)(i)

================================================================================
                TRUST INDENTURE, SECURITY AGREEMENT AND MORTGAGE


                          Dated as of December 1, 1989


                                     Among


                         THE CONNECTICUT NATIONAL BANK,

                        Not in its individual capacity,
                    except as expressly provided herein, but
                            solely as Owner Trustee


                        TEXAS UTILITIES ELECTRIC COMPANY


                                      and


              AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO,

                              as Indenture Trustee

           The Permian Basin Facility (which includes two combustion turbine units with a total generating capacity of 130 MW)
                         Located in Ward County, Texas

                                    - and -

            The De Cordova Facility (which includes four combustion
           turbine units with a total generating capacity of 260 MW)
                         Located in Hood County, Texas

================================================================================
                        MASTER FORM RECORDED BY AMERICAN
                        NATIONAL BANK AND TRUST COMPANY
                       OF CHICAGO, AS INDENTURE TRUSTEE.

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
RECITALS..................................................................    1

GRANTING CLAUSE...........................................................    1

ARTICLE ONE   PROVISIONS OF GENERAL APPLICATION...........................    4

SECTION 1.01. Definitions.................................................    4

SECTION 1.02. Compliance Certificates and Opinions........................    5

SECTION 1.04. Acts of Holders.............................................    6

SECTION 1.05. Requests, etc. to Indenture Trustee,
              TU Electric, Owner Trustee and Owner
              Participant ................................................    7

SECTION 1.06. Notices to Holders; Waiver..................................    8

SECTION 1.08. Effect of Heading and Table of Contents.....................    9

SECTION 1.09. Successors and Assigns......................................    9

SECTION 1.10. Separability Clause.........................................    9

SECTION 1.11. Benefits of Indenture.......................................    9

SECTION 1.12. Governing Law...............................................    9

SECTION 1.13. Legal Holidays..............................................    9

ARTICLE TWO   THE BONDS...................................................   10

SECTION 2.01. Issuable in Series; Designations............................   10

SECTION 2.02. Form and Denomination.......................................   10

SECTION 2.03. Equally and Ratably Secured Bonds...........................   10

SECTION 2.04. Execution of Bonds..........................................   11

SECTION 2.05. Acknowledgment of Assignment................................   11

SECTION 2.06. Temporary Bonds.............................................   11

SECTION 2.07. Registration, Transfer and Exchange.........................   12

SECTION 2.08. Mutilated, Destroyed, Lost and Stolen Bonds.................   13

SECTION 2.09. Payment of Interest.........................................  13

SECTION 2.10. Persons Deemed Owners.......................................  15

SECTION 2.11. Cancellation................................................  15

SECTION 2.12. Authentication, Execution, Delivery and
              Dating of Bonds.............................................  15

SECTION 2.13. Source of Payments; Rights and Liabilities of
              Owner Participant and Owner Trustee.........................  16

SECTION 2.14. Initial Series Bonds........................................  17

SECTION 2.15. Additional Series of Bonds..................................  17

SECTION 2.16. Assumption of Obligations by TU Electric....................  19

ARTICLE THREE SATISFACTION AND DISCHARGE..................................  20

SECTION 3.01. Satisfaction and Discharge of Indenture.....................  20

SECTION 3.02. Application of Deposited Money..............................  22

ARTICLE FOUR  RECEIPT, DISTRIBUTION AND APPLICATION OF
              INCOME AND PROCEEDS FROM THE INDENTURE ESTATE...............  22

SECTION 4.01. Basic Rent, Interest on Overdue Installments
              of Basic Rent and Prepayment of Interest....................  22

SECTION 4.02. Amounts Received as Result of Event of Loss
              or Early Termination........................................  24

SECTION 4.03. Amounts Received After, or Held at Time of,
              Indenture Event of Default under Article
              Eight.......................................................  24

SECTION 4.05. Amounts Received for Which No Provision Is
              Made........................................................  26

SECTION 4.06. Certain Amounts to be Held in Case of
              Indenture Event of Default..................................  26

SECTION 4.07. Excepted Payments...........................................  27

ARTICLE FIVE  COVENANTS...................................................  27

SECTION 5.01. Payment of Principal, Premium (if any) and
              Interest....................................................  27

SECTION 5.02. Discharge of Liens; Etc.....................................  27

SECTION 5.03. Money for Bond Payments to be Held in Trust.................   28

SECTION 5.04. Maintenance of Office or Agency.............................   28

SECTION 5.05. Title; Further Assurances; Recording........................   29

SECTION 5.06. Opinions as to Indenture Estate.............................   30

SECTION 5.07. Performance of Obligations..................................   31

SECTION 5.08. Amendments, Waivers, Etc. of Other Documents................   31

SECTION 5.09. Annual Statement as to Compliance...........................   32

SECTION 5.10. Certain Rights of Owner Trustee and Owner
              Participant..................................................  32

ARTICLE SIX   REDEMPTION OF BONDS.........................................   34

SECTION 6.01. Applicability of Article....................................   34

SECTION 6.02. Redemption of the Initial Series Bonds......................   34

SECTION 6.03. Notice to Indenture Trustee of Redemption...................   36

SECTION 6.04. Selection by Indenture Trustee of Bonds to be
              Redeemed....................................................   36

SECTION 6.05. Notice of Redemption........................................   37

SECTION 6.06. Deposit of Redemption Price; Credit with
              Respect to Surrender of Bonds...............................   38

SECTION 6.07. Bonds Payable on Redemption Date............................   39

SECTION 6.08. Bonds Redeemed in Part......................................   39

ARTICLE SEVEN SINKING FUND................................................   40

SECTION 7.01. Sinking Fund Amounts and Dates..............................   40

SECTION 7.02. Sinking Fund for Bonds......................................   41

SECTION 7.03. Selection by Indenture Trustee of Bonds to be
              Redeemed Through Operation
              of Sinking Fund.............................................   42

ARTICLE EIGHT INDENTURE EVENTS OF DEFAULT; REMEDIES.......................   43

SECTION 8.01. Indenture Events of Default.................................   43

SECTION 8.02. Acceleration Upon Notice; Rescission........................   45

SECTION 8.03. Suit; Possession; Title; Sale of Indenture
              Estate......................................................   46

SECTION 8.05. Actions for Ratable Benefit of Bondholders..................   49

SECTION 8.06. Bondholders May Demand Enforcement of Rights
              by Indenture Trustee........................................   50

SECTION 8.08. Waiver of Past Defaults.....................................   51

SECTION 8.09. Right to Pay Rent; Bond Purchase; Substitute
              Lease.......................................................   51

SECTION 8.10. Bondholder May Not Bring Suit Except under
              Certain Conditions..........................................   54

SECTION 8.11. Undertaking to Pay Court Costs..............................   55

SECTION 8.12. Right of Bondholders to Receive Payment Not
              to be Impaired..............................................   55

SECTION 8.13. Waiver of Appraisal, Valuation, Stay, Right
              to Marshalling..............................................   55

SECTION 8.14. Remedies Cumulative; Delay or Omission Not a
              Waiver......................................................   56

ARTICLE NINE  THE INDENTURE TRUSTEE.......................................   56

SECTION 9.01. Certain Duties and Responsibilities.........................   56

SECTION 9.02. Notice of Defaults..........................................   58

SECTION 9.03. Certain Rights of Indenture Trustee.........................   58

SECTION 9.04. Not Responsible for Recitals or Issuance of
              Bonds.......................................................   60

SECTION 9.05. Indenture Trustee and Authorized Agents May
              Hold Bonds..................................................   60

SECTION 9.06. Funds May Be Held by Indenture Trustee or
              Paying Agent; Investments...................................   60

SECTION 9.07. Compensation and Reimbursement..............................   61

SECTION 9.08. Disqualification; Conflicting Interests.....................   62

SECTION 9.09. Corporate Indenture Trustee Required;
              Eligibility.................................................   67

SECTION 9.10.  Resignation and Removal; Appointment of
               Successor..................................................   68

SECTION 9.11.  Acceptance of Appointment by Successor.....................   69

SECTION 9.12.  Merger, Conversion, Consolidation or
               Succession to Business.....................................   70

SECTION 9.13.  Preferential Collection of Claims against any
               Obligor....................................................   70

SECTION 9.14.  Maintenance of Agencies....................................   75

SECTION 9.15.  Co-Indenture Trustee or Separate Trustee...................   76

ARTICLE TEN    BONDHOLDERS' LISTS AND REPORTS BY INDENTURE
               TRUSTEE AND TU ELECTRIC....................................   79

SECTION 10.01. TU Electric to Furnish Indenture Trustee
               Names and Addresses of Bondholders.........................   79

SECTION 10.02. Preservation of Information; Communications
               to Bondholders.............................................   79

SECTION 10.03. Reports by Indenture Trustee...............................   81

SECTION 10.04. Reports by TU Electric.....................................   83

ARTICLE ELEVEN SUPPLEMENTAL INDENTURES....................................   84

SECTION 11.01. Supplemental Indentures Without Consent of
               Bondholders................................................   84

SECTION 11.02. Supplemental Indenture With Consent of
               Bondholders................................................   85

SECTION 11.03. Documents Affecting Immunity or Indemnity..................   87

SECTION 11.04. Execution of Supplemental Indentures.......................   87

SECTION 11.05. Effect of Supplemental Indentures..........................   87

SECTION 11.06. Conformity with Trust Indenture Act........................   87

SECTION 11.07. Reference in Bonds to Supplemental
               Indentures.................................................   87

ARTICLE TWELVE RELEASE OF PROPERTY........................................   88

SECTION 12.01. Release of Property in the Event of
               Condemnation...............................................   88

SECTION 12.02. Release of Security Interest in Components
               for Reasons Other Than Condemnation........................   88

SECTION 12.03. Removal of Components Without Release......................   90

SECTION 12.04. Purchasers Not Bound to Inquire............................   91

SECTION 12.05. Releases If Certain Defaults Exist.........................   91

SECTION 12.06. Indenture Trustee Appointed Attorney-in-Fact...............   91

ARTICLE THIRTEEN SUNDRY PROVISIONS........................................   91

          APPENDIX A - Definitions
          ATTACHMENT A - Form of Initial Series Bond
          Schedule PBF - Permian Basin Facility
          Schedule PBS - Permian Basin Site
          Schedule DCF - De Cordova Facility
          Schedule DCS - De Cordova Site

                Reconciliation and Tie between Trust Indenture,
                        Security Agreement and Mortgage
                          dated as of December 1, 1989
             among The Connecticut National Bank, as Owner Trustee,
                      Texas Utilities Electric Company and
              American National Bank and Trust Company of Chicago,
                              as Indenture Trustee


                                      and


                          Trust Indenture Act of 1939

                                                Section of
                  Section of Act                Indenture
                  --------------                ---------
                  310(a)(1)                     9.09
                        (2)                     9.09
                        (3)                     9.15
                        (4)                     Not applicable
                     (b)                        9.08 and 9.10
                     (c)                        Not applicable
                  311(a)                        9.13(a)
                     (b)                        9.13(b)
                     (c)                        Not applicable
                  312(a)                        10.01
                                                10.02(a)
                     (b)                        10.02(b)
                     (c)                        10.02(c)
                  313(a)                        10.03(a)
                     (b)                        10.03(b)
                     (c)                        10.03(c)
                     (d)                        10.03(d)
                  314(a)                        10.04
                     (b)                        5.06
                     (c)(1)                     1.02
                        (2)                     1.02
                        (3)                     Not applicable
                     (d)                        12.01 and 12.02
                     (e)                        1.02
                  315(a)(1)                     9.01(a)(1)
                        (2)                     9.01(a)(2)
                  315(a)(last clause)           9.01(a)(2)
                     (b)                        9.02
                     (c)                        9.01(b)
                     (d)(1)                     9.01(c)(1)

                                                Section of
                  Section of Act                Indenture
                  --------------                ---------
                       (2)                      9.01(c)(2)
                       (3)                      9.01(c)(3)
                    (e)                         8.11
                 316(a)(1)(A)                   8.07
                          (B)                   8.08
                       (2)                      Not applicable
                    (a)(last sentence)          1.01
                                                Appendix A
                                                  ("Outstanding")
                    (b)                         8.12
                 317(a)(1)                      8.04(a)
                       (2)                      8.04(b
                    (b)                         5.03
                                                9.14(c)(1)
                                                9.14(c)(2)
                 318(a)                         1.07

                 --------------------

                 Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Trust Indenture, Security Agreement and Mortgage.

          THIS TRUST INDENTURE, SECURITY AGREEMENT AND MORTGAGE dated as of December 1, 1989 (the "Indenture"), among THE CONNECTICUT NATIONAL BANK, a national banking association (not in its individual capacity except to the extent set forth herein but as trustee under the Trust Agreement dated as of December 1, 1988 (the "Trust Agreement"), between PHILIP MORRIS CREDIT CORPORATION as Owner Participant (the "Owner Participant") and THE CONNECTICUT NATIONAL BANK as Owner Trustee (the "Owner Trustee")), and TEXAS UTILITIES ELECTRIC COMPANY ("TU Electric"), and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, as trustee for the benefit of the Holders of the Bonds (the "Indenture Trustee").

RECITALS:
--------

          A. The Owner Participant and the Owner Trustee have entered into the Trust Agreement whereby, among other things, the Owner Trustee has declared a certain trust for the use and benefit of the Owner Participant, subject, however, to the lien of this Indenture, and the Owner Trustee is authorized and directed to execute and deliver this Indenture.

          B. The Owner Trustee desires by this Indenture, among other things,
(i) to provide for the issue by Owner Trustee from time to time of Bonds, and
(ii) to provide for the deposit, mortgage and pledge by Owner Trustee with Indenture Trustee, as part of the Indenture Estate, of among other things, all of Owner Trustee's right, title and interest in and to the Leased Assets, the Lease, and the other Operative Documents and all payments and other amounts (other than Excepted Payments) received under this Indenture, the Lease or any of the other Operative Documents in accordance with the terms of this Indenture as security for Owner Trustee's obligations to the Holders from time to time of the Bonds and for the benefit and security of such Holders.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and other good and valuable consideration the receipt of which is hereby acknowledged, in order to secure (a) the prompt payment when and as due of the principal of and premium, if any, interest on, and all other amounts due with respect to, the Bonds and of all other amounts secured hereby, and (b) the performance and observance by the Owner Trustee for the benefit of the Holders from time to time of the Bonds and the Indenture Trustee of all the covenants, agreements and provisions contained herein, in the Participation Agreement and in the Bonds, in each case for the uses and purposes and subject to the terms and provisions hereof:

GRANTING CLAUSE:
---------------

          The Owner Trustee hereby grants, conveys, assigns, transfers, mortgages and pledges to the Indenture Trustee and its successors and assigns, and creates a security interest in favor of and confirmed to the Indenture Trustee and its successors and assigns in trust hereunder, the following described property, rights and privileges, whether now owned or held or hereafter acquired (herein called the "Indenture Estate"),
                                                            ----------------
to wit:

          (1) All the right, title and interest now held or hereafter acquired by Owner Trustee in and to the Leased Assets including, without limitation, the Permian Basin Facility more specifically described on Schedule PBF hereto, the De Cordova Facility more specifically described on Schedule DCF hereto, and the Permian Basin Ground Interest more specifically described on Schedule PBS hereto and the De Cordova Ground Interest more specifically described on Schedule DCS hereto and the Bills of Sale;

          (2) All the estate, right, title and interest now held or hereafter acquired by the Owner Trustee in, to and under the Lease, including, without limitation, (a) all the estate, right, title and interest of the Owner Trustee therein, thereunder or in respect thereof, (b) all rights of the Owner Trustee to exercise any election or option or to make any decision or determination or to give any notice, consent, waiver or approval or to take any other action under or with respect to the Lease or to accept any surrender or redelivery of the Leased Assets or any part thereof, as well as all rights, powers and remedies on the part of the Owner Trustee, whether acting under the Lease or by statute or at law or in equity, or otherwise, arising out of any Lease Default or Lease Event of Default (including, without limitation, declaring the Lease to be in default), and (c) all estate, right, title and interest of the Owner Trustee as a secured party or lienholder thereunder to the extent, if any, a security interest or lien may be deemed to be created by the Lease;

          (3) All the estate, right, title and interest now held or hereafter acquired by the Owner Trustee in, to and under the Support Agreements, including all of the leasehold rights, title and interest of the Owner Trustee in and to the real estate described on Schedule PBS and Schedule DCS hereto;

          (4) All the estate, right, title and interest now held or hereafter acquired by the Owner Trustee in and to all the tolls, rents, issues, profits, products, revenues and other income, and in and to all proceeds and payments from or on account of the property, rights and privileges subjected or required to be subjected to the lien of this Indenture;

          (5) All the estate, right, title and interest now held or hereafter acquired by the Owner Trustee in and to any right to restitution from the Lessee in respect of any determination of invalidity of any Operative Document;

          (6) All moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Indenture Trustee pursuant to any term of this Indenture or any other Operative Document and held or required to be held by the Indenture Trustee hereunder;

          (7) All other property of every kind and description, real, personal and mixed, and all interests therein, now held or hereafter acquired by the Owner Trustee pursuant to the provisions of the Operative Documents, whether located on the Sites or elsewhere without the necessity of indentures supplemental hereto, and the Indenture Trustee is hereby authorized to receive any such property and to hold and apply any and all such property subject to and in accordance with the terms of this Indenture as then supplemented; and

          (8)  All proceeds of the foregoing.

          BUT EXCLUDING from the property, rights and privileges subject to this Granting Clause all Excepted Payments;

          THE OWNER TRUSTEE FURTHER GRANTS, conveys, assigns and transfers to the Indenture Trustee and its successors and assigns in trust absolutely and unconditionally, not as collateral but in consideration of the agreements and promises of the Indenture Trustee herein and in the Participation Agreement, including without limitation the acquisition of the Bonds from the Owner Trustee, all amounts of Rent, insurance proceeds, condemnation, requisition and other awards and payments and all other moneys payable or receivable under the Lease that are not Excepted Payments, whether payable as rents, the purchase price for any property or otherwise; provided, however, that such assignment,
                                     --------  -------
conveyance, grant and transfer to the Indenture Trustee shall be subject to the rights of the Owner Trustee under Article Four and Section 8.09 hereof; and

provided, further, that if the principal of and premium, if any, and interest on
--------  -------
the Bonds, and all other amounts payable hereunder shall have been paid pursuant to Section 3.01 or otherwise and the Owner Trustee shall have performed and complied with all the covenants, agreements, terms and provisions hereof, then all such rights to receive Rent and any other moneys payable or receivable under the Lease shall automatically and completely revert to Owner Trustee. As provided in Section 15.2 of the Lease, so long as any Bond remains Outstanding, Lessee is obligated to make all payments of Basic Rent, and all other amounts payable under the Lease to the Owner Trustee, as Lessor, other than Excepted Payments, directly to the Indenture Trustee. Upon receipt of any such amount by the

Indenture Trustee that is not an Excepted Payment, such amount shall be a part of the Indenture Estate;

          AND PROVIDED, HOWEVER, that so long as no Lease Event of Default shall have occurred and be continuing, the Lessee shall be entitled to quiet enjoyment of the Leased Assets as contemplated by the Operative Documents without hindrance or disturbance by the Indenture Trustee;

          TO HAVE AND TO HOLD all and singular the aforesaid property, rights and privileges unto the Indenture Trustee, its successors and assigns, in trust for the benefit and security of the holders from time to time of the Bonds and for the uses and purposes, and subject to the terms and provisions, set forth in this Indenture.

          PROVIDED, HOWEVER, that if the principal of and premium, if any, and interest on the Bonds, and all other amounts payable hereunder shall have been paid pursuant to Section 3.01 or otherwise and the Owner Trustee shall have performed and complied with all the covenants, agreements, terms and provisions hereof, then this Indenture and the rights hereby granted and assigned shall terminate and cease.

          IT IS HEREBY COVENANTED AND AGREED that all the Bonds are to be issued and delivered, and that all property, rights and privileges subject or to become subject hereto, are to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Owner Trustee, for itself and its successors and assigns, and TU Electric for itself, its successors and assigns, each hereby covenants and agrees with the Indenture Trustee, for the equal and proportionate benefit and security of the Holders of the Bonds and for the benefit and security of the Indenture Trustee, and the Indenture Trustee agrees to accept the trusts and duties herein set forth, as follows:


                                  ARTICLE ONE

                                   PROVISIONS
                             OF GENERAL APPLICATION

          SECTION 1.01. Definitions.
                        -----------

          Unless the context shall otherwise require:

          (a) capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof (such definitions to be equally applicable to both the singular and plural forms of the terms defined); provided, that the term "Officers'
                                    --------
Certificate"
as used herein shall mean for all purposes hereof an Officers' Certificate of TU Electric; and provided, further, that references in Appendix A hereto to
                 --------  -------
Schedules PBF, PBS, DCF and DCS to the Participation Agreement shall be deemed to refer, respectively, to Schedules PBF, PBS, DCF and DCS to this Indenture;

          (b) all terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein; and

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP and practices in use at the time by companies operating like properties or, at the option of TU Electric, from time to time, in accordance with generally accepted accounting principles and practices in use at the date of this Indenture.

          References in this Indenture to Sections, subsections and paragraphs are to Sections, subsections and paragraphs in this Indenture unless otherwise indicated.

          SECTION 1.02.  Compliance Certificates and Opinions.
                         ------------------------------------

          Each certificate or opinion which is specifically required by the provisions of this Indenture to be delivered to the Indenture Trustee with respect to compliance with a condition or covenant herein contained shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not in the opinion of such person such condition or covenant has been complied with.

          Every request or application by the Owner Trustee or TU Electric for action by the Indenture Trustee shall be accompanied by an Owner Trustee Certificate or an Officers' Certificate, respectively, and an Opinion of Counsel stating in each case that in the opinion of the person making such certificate or opinion the conditions precedent, if any, to such action, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent), have been complied with.

          SECTION 1.03.  Form of Documents Delivered to Indenture Trustee.
                         ------------------------------------------------

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Owner Trustee or TU Electric may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Owner Trustee or TU Electric, as the case may be, stating that the information with respect to such factual matters is in possession of the Owner Trustee or TU Electric, respectively, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 1.04. Acts of Holders.
                        ---------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor, signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Owner Trustee and TU Electric. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument
        ---
or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 9.01) conclusive in favor of the Indenture Trustee, the Owner Trustee and TU Electric, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or (2) by a notarized affidavit of a witness to such execution, (3) by having the signature guaranteed by a bank or trust company or a registered dealer in securities, and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any such manner which the Indenture Trustee deems sufficient.

          (c)  The ownership of Bonds shall be proved by the Bond Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bond shall bind the Holder of every Bond issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Bond.

          SECTION 1.05.  Requests, etc. to Indenture Trustee, TU Electric, Owner
                         -------------------------------------------------------
                         Trustee and Owner Participant.
                         -----------------------------

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with the following, shall be sufficient if in writing and delivered in person or by courier or mailed, first-class postage prepaid (in the absence of a mail strike or other disruption of the mail) or transmitted by means of telex, telecopy or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type) to:

          (1)  the Indenture Trustee at the Indenture Trustee Office, Attention:
     Corporate Trust Department; or

          (2)  the Owner Trustee, at 777 Main Street, Hartford, CT 06115,
     Attention: Corporate Trust Administration; or

          (3) TU Electric, Attention: Principal Financial Officer, at 2001 Bryan Tower, Dallas, Texas; or

          (4) the Owner Participant, at 120 Park Avenue, New York, New York 10017, Attention: Michael J. Kinney;

or to any of the above Persons at any other address subsequently furnished in writing by it to each of the other Persons listed above.

          Whenever TU Electric shall send to the Owner Trustee, or whenever the Owner Trustee shall send to TU Electric, any notice, report, certificate, opinion or other document required by the Lease, TU Electric or the Owner Trustee, as the case may be, shall simultaneously mail a copy thereof to the Indenture Trustee and the Owner Participant.

          Whenever the Indenture Trustee shall receive any notice, report, certificate, opinion or other document from the Owner Trustee or TU Electric it shall immediately send a copy thereof to the other party and whenever the Indenture Trustee shall send any notice, report, certificate, opinion or other document to, the Owner Trustee, TU Electric or all Holders of Outstanding Bonds, it shall simultaneously send a copy thereof to TU Electric or the Owner Trustee, or both, as the case may be and to the Owner Participant.

          SECTION 1.06.  Notices to Holders; Waiver.
                         --------------------------

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed first-class postage prepaid, to each Holder, at his address as it appears in the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

          SECTION 1.07.  Conflict with Trust Indenture Act.
                         ---------------------------------

          If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

          SECTION 1.08.  Effect of Heading and Table of Contents.
                         ---------------------------------------

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 1.09.  Successors and Assigns.
                         ----------------------

          All covenants, agreements, representations and warranties in this Indenture by the Indenture Trustee, TU Electric and the Owner Trustee shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

          SECTION 1.10.  Separability Clause.
                         -------------------

          In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 1.11.  Benefits of Indenture.
                         ---------------------

          Nothing in this Indenture or in the Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Bonds, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 1.12.  GOVERNING LAW.
                         -------------

          THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE THERETO.

          SECTION 1.13.  Legal Holidays.
                         --------------

          Unless otherwise provided with respect to a specific series of Bonds in any case where any Interest Payment Date or Redemption Date or the Stated Maturity of any Bond, or any date on which any Defaulted Interest is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of this Indenture) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity of such Bond, or on the date on which the Defaulted Interest is proposed to be paid, and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, or date for the payment of Defaulted Interest, as the case may be, to and including such next succeeding Business Day.


                                  ARTICLE TWO

                                   THE BONDS

          SECTION 2.01.  Issuable in Series; Designations.
                         --------------------------------

          The Bonds shall be issuable hereunder in one or more series and with such designations as are specified herein or in an Owner Trustee Certificate or in an indenture supplemental hereto.

          SECTION 2.02.  Form and Denomination.
                         ---------------------

          The Initial Series Bonds shall be substantially in the form attached hereto as Attachment A. The form of the Bonds of any other series shall be established by or pursuant to the authority granted in the supplemental indenture creating such series. The Bonds of any series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plans as the officers of the Owner Trustee executing the same may determine with the approval of the Indenture Trustee.

          Any Bonds of any series may be issued with appropriate insertions, omissions, substitutions or variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Bonds of such series are admitted to trading, or to conform to general usage.

          The Bonds of each series shall be issued only in registered form in the denomination of $1,000 or integral multiples thereof unless, in the case of Bonds other than the Initial Series Bonds, otherwise provided in the supplemental indenture creating such series.

          SECTION 2.03.  Equally and Ratably Secured Bonds.
                         ---------------------------------

          All Bonds Outstanding shall be equally and ratably secured by this Indenture, without preference, priority or distinction on account of the date or dates or the actual time or times of the issue or maturity of such Bonds, so that all Bonds Outstanding shall have the same right, lien and preference under and by virtue of this Indenture.

          SECTION 2.04.  Execution of Bonds.
                         ------------------

          The Bonds shall be executed on behalf of the Owner Trustee by any of its authorized officers and attested by any of its authorized officers but the same officer shall not execute and attest the same Bond. The signature of any of such authorized officers on the Bonds may be manual or facsimile.

          Bonds bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Owner Trustee shall bind the Owner Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of execution of this Indenture.

          SECTION 2.05.  Acknowledgment of Assignment.
                         ----------------------------

          TU Electric acknowledges the assignment of the Lease and the other Operative Documents to which Owner Trustee is a party and the subjection of the Owner Trustee's rights thereunder to the Lien of this Indenture.

          SECTION 2.06.  Temporary Bonds.
                         ---------------

          Pending the preparation of definitive Bonds, the Owner Trustee may execute, and upon the written order of the Owner Trustee signed by a Responsible Officer, the Indenture Trustee shall authenticate and deliver temporary Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Bonds in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as may be appropriate for temporary Bonds, all as may be determined by the officers executing such Bonds with the concurrence of the Indenture Trustee.

          If temporary Bonds of any series are issued, definitive Bonds of such series will be prepared without unreasonable delay. After the preparation of definitive Bonds the temporary Bonds shall be exchangeable for definitive Bonds upon surrender of the temporary Bonds at any office or agency to be maintained for the purpose pursuant to Section 9.14, without charge to the Holder. Upon surrender or cancellation of any one or more temporary Bonds, the Owner Trustee shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Bonds of the same series with the same Stated Maturity of principal in authorized denominations.

Until so exchanged the temporary Bonds shall in all respects be entitled to the same security and benefits under this Indenture as definitive Bonds.

          SECTION 2.07.  Registration, Transfer and Exchange.
                         -----------------------------------

          The Owner Trustee shall cause to be kept at the designated office of the Bond Registrar a register in which, subject to such reasonable regulations as the Indenture Trustee may prescribe, the Owner Trustee shall provide for the registration of Bonds and of transfers and exchanges of Bonds. This register and, if there shall be more than one Bond Registrar, the combined registers maintained by all such Bond Registrars, are herein sometimes referred to as the "Bond Register".
 -------------

          Upon surrender for transfer of any Bond at the designated office of the Bond Registrar, or at any office or agency maintained for such purpose pursuant to Section 9.14(a) hereof, the Owner Trustee shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of the same series with the same Stated Maturity of principal for a like aggregate principal amount in authorized denominations and bearing numbers not contemporaneously outstanding.

          At the option of any Holder, Bonds may be exchanged for an equal aggregate principal amount of Bonds of the same series with the same Stated Maturity of principal in authorized denominations, upon surrender of the Bonds to be exchanged at such designated office, or at any other office or agency maintained for such purpose pursuant to Section 9.14(a) hereof. Whenever any Bonds are so surrendered for exchange, the Owner Trustee shall execute, and the Indenture Trustee shall authenticate and deliver, the Bonds which the Bondholder making the exchange is entitled to receive.

          All Bonds issued upon any transfer or exchange of Bonds shall be the valid obligations of the Owner Trustee, evidencing the same debt, and entitled to the same security and benefits under this Indenture, as the Bonds surrendered upon such transfer or exchange.

          Every Bond presented or surrendered for transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Bond Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          Unless otherwise provided as a term of a series of Bonds, no service charge shall be required of any Bondholders participating in any transfer or exchange of Bonds in respect of such transfer or exchange, but the Bond Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Bonds, other than exchanges pursuant to Section 2.06, 6.08 or 11.07 not involving any transfer.

          The Bond Registrar shall not be required (i) to issue, register the transfer of or exchange any Bond of any series during a period beginning at the opening of business 15 days before the date of the first mailing of the notice of redemption of Bonds for redemption and ending at the close of business on the day of first mailing notice of redemption, or (ii) to transfer or exchange any Bond so selected for redemption in whole or in part except the unredeemed portion of any Bond selected for redemption in part.

          SECTION 2.08.  Mutilated, Destroyed, Lost and Stolen Bonds.
                         -------------------------------------------

          Upon receipt by the Owner Trustee, TU Electric, and the Indenture Trustee of evidence satisfactory to them of the theft, loss, destruction or mutilation of any Bond outstanding hereunder, and of indemnity satisfactory to them, and upon payment, if the Owner Trustee, TU Electric, or the Indenture Trustee shall require it, of a reasonable charge and upon reimbursement to the Owner Trustee, TU Electric, and the Indenture Trustee of all reasonable expenses incident thereto, and upon surrender and cancellation of such Bond, if mutilated, the Owner Trustee may execute, and the Indenture Trustee shall thereupon authenticate and deliver, a new Bond of like tenor and of the same series with the same interest rate and Stated Maturity in lieu of such stolen, lost, destroyed or mutilated Bond, or if any such Bond shall have matured or be about to mature, instead of issuing a substituted Bond the Owner Trustee may pay the same without surrender thereof. Any indemnity bond shall name as obligees the Owner Trustee, TU Electric, the Indenture Trustee, and if requested by TU Electric, any paying agent.

          SECTION 2.09.  Payment of Interest.
                         -------------------

          The Person in whose name any Bond is registered at the close of business on any Record Date (as hereinafter defined) with respect to any Interest Payment Date with respect to such Bond shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any registration of transfer or exchange of such Bond subsequent to the Record Date and prior to such Interest Payment Date, except if and to the extent the Owner Trustee shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest (the "Defaulted Interest")
                                                          ------------------
shall be paid to the Persons in whose names Outstanding Bonds of the applicable series are registered at the close of business on a subsequent Record Date (which shall be not less than ten Business Days prior to the date of payment of such Defaulted Interest) established by notice given by mail by the Indenture Trustee to the Holders of Bonds of such series not less than 15 days preceding such subsequent Record Date after receipt of an amount of money at least equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or arrangements satisfactory to the Indenture Trustee have been made for such payment. The term "Record Date" as used with respect to any Interest
                             -----------
Payment Date (except a date for payment of Defaulted Interest) shall mean, with respect to the Initial Series Bonds, the June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date and shall mean, with respect to any other series of Bonds, the date specified as such in the supplemental indenture providing for the creation of such other series.

          Principal of and premium, if any, on Bonds shall be payable to the Holders of such Bonds upon presentation and surrender of such Bonds at the office or agency for the payment of Bonds maintained pursuant to Section 9.14. Unless otherwise provided as a term of a series of Bonds, interest on Bonds shall be paid by check drawn upon the Paying Agent and mailed to the registered addresses of the Holders of such Bonds as they shall appear on the Bond Register. Payment as aforesaid shall be made in such coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.

          Notwithstanding the provisions of the previous paragraph, the Owner Trustee may make, or cause to be made, payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds in respect of which interest is in default may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Owner Trustee to the Indenture Trustee of the proposed payment pursuant to this paragraph, such payment shall be deemed practicable by the Indenture Trustee.

          Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Bond, and each such Bond shall bear interest from whatever date shall be necessary so that neither gain nor loss in interest shall result from such transfer, exchange or replacement.

          SECTION 2.10.  Persons Deemed Owners.
                         ---------------------

          Prior to due presentment for transfer, the Person in whose name any Bond is registered shall be deemed to be the owner of such Bond for the purpose of receiving payment of principal of, and premium (if any), and (subject to Section 2.09) interest on such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, regardless of any notice to anyone to the contrary.

          SECTION 2.11.  Cancellation.
                         ------------

          All Bonds surrendered for payment, redemption, credit against any Sinking Fund payment or redemption payment, transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee for cancellation. The Owner Trustee may at any time deliver to the Indenture Trustee for cancellation any Bonds previously authenticated and delivered hereunder which the Owner Trustee may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly cancelled by the Indenture Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Bonds held by the Indenture Trustee shall be destroyed and certification of their destruction delivered to the Owner Trustee unless, by Owner Trustee Request, the Owner Trustee otherwise directs.

          SECTION 2.12.  Authentication, Execution, Delivery and Dating of
                         -------------------------------------------------
                         Bonds.
                         -----

          Upon the execution and delivery of this Indenture and from time to time thereafter, Initial Series Bonds may be executed by the Owner Trustee and delivered to the Indenture Trustee for authentication, and the Indenture Trustee shall thereupon authenticate and deliver such Bonds to, or upon the written order of, the Owner Trustee signed by a Responsible Officer. From time to time after the execution and delivery of this Indenture, additional series of Bonds may be issued pursuant to Section 2.15.

          Unless otherwise specifically provided with respect to a series of Bonds, fully registered Bonds shall be dated as of the date of authentication. The coupon Bonds of each series of Bonds issued hereunder shall be dated as of such date as may be determined by the Owner Trustee.

          No Bond shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Bond a certificate of authentication, in the form provided for in the form of Initial Series Bond attached hereto, or, with respect to Bonds of any other series, in the form provided for in the supplemental indenture creating Bonds of such series, executed by the Indenture Trustee by the manual signature of one of its authorized officers, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder.

          SECTION 2.13.  Source of Payments; Rights and Liabilities of Owner
                         ---------------------------------------------------
                         Participant and Owner Trustee.
                         -----------------------------

          All payments of principal of, premium (if any) and interest on, the Bonds shall be made only from assets subject to or intended to be subject to the Lien of this Indenture or the income and proceeds received by the Indenture Trustee therefrom, and all payments of principal, premium (if any) and interest shall be made in accordance with the terms of Section 2.09 and Article Four hereof. The Indenture Trustee and each Holder, by its acceptance of a Bond, agrees (i) that, except as expressly provided above, it will look solely to the assets subject to or intended to be subject to the Lien of this Indenture or the income and proceeds received by the Indenture Trustee therefrom to the extent available for distribution to such Holder as herein provided and (ii) that neither the Owner Participant nor, except as otherwise expressly provided herein, the Owner Trustee in its individual capacity is liable to any Holder or to the Indenture Trustee for any amounts payable under any Bond or this Indenture.

          Anything herein to the contrary notwithstanding, all and each of the representations, warranties, covenants and agreements herein made on the part of the Owner Trustee are made and intended not as personal representations, warranties, covenants and agreements by the Owner Trustee in its individual capacity or for the purpose or with the intention of binding it personally but are made and intended for the purpose of binding only the Indenture Estate, and this Indenture is executed and delivered by the Owner Trustee solely in the exercise of the powers expressly conferred upon it as trustee under the Trust Agreement; and no personal liability or responsibility is assumed hereunder by or shall at any time be enforceable against the Owner Trustee in its individual capacity or the Owner Participant on account of any representation, warranty, covenant or agreement hereunder of the Owner Trustee, either express or implied, all such personal liability, if any, being expressly waived by the Holders and by all Persons claiming by, through or under the Holders; provided, however,
                                                          --------  -------
that the Owner Trustee in its individual capacity shall be liable hereunder (i) for the performance of its agreements under Section 5.02 hereof, (ii) in the case of the inaccuracy of any representation or warranty on the part of the Owner Trustee in its individual capacity contained in Section 5.05(a) hereof and
(iii) for its own willful misconduct or gross negligence. If a successor Owner Trustee is appointed in accordance with the terms of the Trust Agreement, such successor Owner Trustee shall, without any further act, succeed to all the rights, duties, immunities and obligations hereunder, and its predecessor Owner Trustee and the Owner Trustee in its individual capacity shall be released from all further duties and obligations hereunder, without prejudice to any claims against the Owner Trustee in its individual capacity or the Owner Trustee for any default by the Owner Trustee in its individual capacity or the Owner Trustee, respectively, in the performance of its obligations hereunder prior to such appointment or for any inaccuracies in warranties or willful misconduct or gross negligence during their terms.

          SECTION 2.14.  Initial Series Bonds.
                         --------------------

          There is hereby created a series of Bonds designated "Secured Facility Bonds, Initial Series" (the "Initial Series Bonds"). Initial Series Bonds in the aggregate amount of $118,575,000 may forthwith be executed by the Owner Trustee and delivered to the Indenture Trustee in accordance with the provisions of Section 2.12 in the following principal amounts for the Stated Maturities and at the interest rates indicated:

                                            Principal
Stated Maturity        Interest Rate         Amount
---------------        -------------         ------
January 1, 2005               9.45%       $36,980,000

January 1, 2018               10.35        81,595,000

          The Initial Series Bonds shall be payable, bear interest and have and be subject to such other terms as provided in the form of Initial Series Bond attached as Attachment A hereto and shall have and be subject to such other terms as are provided in this Indenture. The term "Record Date" as used with respect to any Interest Payment Date (except a date for payment of Defaulted Interest) shall mean, with respect to the Initial Series Bonds, the June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. The Initial Series Bonds shall be subject to redemption as provided in Article Six hereof and shall be subject to a sinking fund as provided in Article Seven hereof.

          SECTION 2.15.  Additional Series of Bonds.
                         --------------------------

          Subject to Sections 17 and 18 of the Participation Agreement and subsection 11.6(c) of the Lease, the Owner Trustee may from time to time issue Bonds (in addition to the Initial Series Bonds) in an aggregate principal amount equal to (a) all or, to the extent allowed by Section 18(f) of the Participation Agreement, a portion of the principal of Bonds of any series theretofore authenticated and delivered hereunder which are to be redeemed out of the proceeds of such Bonds or (b) all or a portion of the Nonseverable Alteration Cost of any Nonseverable Alterations.
The terms, conditions and designations of such additional Bonds (to the extent not inconsistent with this Indenture) shall be set forth in an indenture supplemental to this Indenture executed by the Owner Trustee, TU Electric and the Indenture Trustee. The Indenture Trustee shall authenticate and deliver Bonds in accordance with the provisions of such supplemental indenture upon receipt by the Indenture Trustee of the following documents:

               (i) a copy of such supplemental indenture together with an Owner Trustee Request requesting that the Indenture Trustee execute such supplemental indenture;

              (ii) an Owner Trustee Certificate stating that the Owner Trustee is entitled to the issuance of such Bonds under this Indenture, together with, in the case of clause (b) above, an Engineer's Certificate stating that the Fair Market Sale Value of the Nonseverable Alteration is at least 118% of the aggregate principal amount of the additional Bonds to be issued;

             (iii) an Officers' Certificate stating that no Lease Default or Lease Event of Default has occurred and is continuing;

              (iv) an Owner Trustee Certificate stating that, to the best of its knowledge, no Indenture Event of Default has occurred and is continuing;

               (v) an Officers' Certificate and an Owner Trustee Certificate stating that the requirements of the Participation Agreement and the Lease for the issuance of such additional Bonds are met, after taking into account the issuance of such additional Bonds and any redemption out of the proceeds thereof of Bonds previously authenticated and delivered hereunder;

              (vi) an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to the issuance of such additional Bonds under this Indenture have been complied with; and

             (vii) such additional documents, certificates and opinions as shall be reasonably required by such supplemental indenture, TU Electric, the Owner Trustee or the Indenture Trustee.

          If, in the opinion of the Indenture Trustee, the terms of any proposed series of additional Bonds adversely affects the rights of the Indenture Trustee, the Indenture Trustee shall not be required to authenticate and deliver Bonds in accordance therewith.

          SECTION 2.16.  Assumption of Obligations by TU Electric.
                         ----------------------------------------

          Unless an Indenture Default or an Indenture Event of Default shall have occurred and be continuing, the obligations of the Owner Trustee under the Bonds and this Indenture may be assumed in whole by TU Electric (and upon any such assumption the Owner Trustee shall be released and discharged from its liability hereunder and on the Bonds in respect of obligations to be performed on or after the date of such assumption) (i) upon the occurrence of an Event of Loss referred to in clause (e) of the definition thereof provided that
                                                         --------
simultaneously with such assumption, the Owner Trustee is making a Transfer to Lessee of the Facilities pursuant to subsection 12.2 of the Lease or (ii) upon a purchase of the Facilities by TU Electric pursuant to subsection 6.1 of the Lease; provided, however, that such assumption shall be subject to, and
       --------  -------
permitted only upon the fulfillment and satisfaction of, the following terms and conditions: (a) any agreement evidencing such assumption shall be in substance and form reasonably satisfactory to the Indenture Trustee and shall, inter alia,
                                                                     ----- ----
include modifications and amendments to this Indenture making the obligations hereunder fully recourse to TU Electric, deleting Section 2.13 hereof, and incorporating into this Indenture provisions relating to Lessee's obligations which are contained in the Lease, the Participation Agreement and the other Operative Documents which are applicable to the transaction and the Leased Assets after such assumption by TU Electric but are not expressly provided in this Indenture; and (b) the Indenture Trustee shall have received (i) an executed counterpart of each such agreement of assumption, (ii) evidence satisfactory to the Indenture Trustee and the Owner Trustee that all necessary Governmental Actions relating to such assumption have been duly obtained and are in full force and effect, (iii) evidence satisfactory to the Indenture Trustee that the valid first mortgage Lien and first priority perfected security interest intended to be created by this Indenture is not in any material way adversely affected or impaired by any of the agreements or transactions relating to such assumption and (iv) an Opinion of Counsel for TU Electric, reasonably satisfactory in substance, scope and form to the Indenture Trustee and the Owner Trustee, to the effect that (A) the agreement evidencing such assumption and any necessary supplemental indenture have been duly authorized, executed and delivered by TU Electric, (B) the execution and delivery by TU Electric of such agreement and supplemental indenture and the consummation of the transactions contemplated thereby do not contravene any provision of law or any Governmental Rule applicable to TU Electric or any provision of TU Electric's charter documents or by-laws and do not contravene any provision of, or constitute a default under, or result in the creation or imposition of any Lien (other than the Lien of this Indenture and the subordinate Lien of the Existing Mortgages) upon any of TU Electric's properties or assets under any indenture, mortgage, contract or other agreement to which TU Electric is a party or by which TU Electric or any of its properties may be bound or affected, (C) all necessary Governmental Actions relating to such assumption have been duly obtained and are in full force and effect and (D) such agreement and supplemental indenture constitute the legal, valid and binding obligations of TU Electric, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the rights of creditors generally.


                                 ARTICLE THREE

                           SATISFACTION AND DISCHARGE

          SECTION 3.01.  Satisfaction and Discharge of Indenture.
                         ---------------------------------------

          With respect to Bonds of any series of a particular Stated Maturity, if at any time (a) the principal of and premium (if any) and interest on all of the Bonds of such series with such Stated Maturity Outstanding hereunder shall have been paid or (b) all of the Bonds of such series with such Stated Maturity theretofore authenticated (other than any such Bonds which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08 hereof) shall have been delivered to the Indenture Trustee for cancellation or (c) there shall have been irrevocably deposited with the Indenture Trustee as trust funds the entire amount in cash (other than moneys repaid by the Indenture Trustee or any Paying Agent to the Owner Trustee in accordance with Section 5.03 hereof) necessary to pay, or direct obligations of the United States of America, backed by its full faith and credit, maturing as to principal and premium (if any) and interest in such amounts and at such times as will ensure the availability of cash sufficient to pay, at the Stated Maturity and all mandatory Sinking Fund payment dates, if any, of principal of, premium (if any) and interest on all such Bonds or upon redemption of all such Bonds (the Owner Trustee hereby agreeing that it will deliver to the Indenture Trustee, at the time such cash or obligations are deposited, an Owner Trustee Certificate irrevocably specifying any such Redemption Date or Dates) not theretofore delivered to the Indenture Trustee for cancellation, the principal of, premium (if any) and interest due or to become due to such Stated Maturity dates or Redemption Date or Redemption Dates, as the case may be (provided that,
                                                                  --------
with respect to the deposit specified in (c), there shall be delivered to the Indenture Trustee an Opinion of Counsel satisfactory in form to the Indenture Trustee, to the effect that the Holders of such Bonds will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit of certain obligations and such defeasance and will be subject to Federal income tax of the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred), and if, in any such case, all other sums payable hereunder with respect to such Bonds shall have been paid, then this Indenture shall cease to be of further effect with respect to such Bonds (except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Bonds, (iii) rights of Holders to receive payments of principal thereof and premium (if any) and interest thereon upon the Stated Maturity thereof or such Redemption Date or Redemption Dates, as the case may be (but not upon acceleration), (iv) rights, obligations and immunities of the Indenture Trustee hereunder, (v) rights of such Bondholders under this Article Three and (vi) the right, in the case of such Bonds for which a Redemption Date has not been specified, of the Owner Trustee to optionally redeem such Bonds pursuant to Article Six), and the Indenture Trustee, on demand of and at the cost and expense of the Owner Trustee and upon delivery to the Indenture Trustee of an Owner Trustee Certificate and an Opinion of Counsel for the Owner Trustee, each containing the statements provided for in Section 1.02 and stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, with respect to such Bonds, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture and the Lien hereof (except as provided in this Article Three) with respect to such Bonds except as aforesaid.

          If this Indenture is satisfied and discharged with respect to the Bonds of any series of a particular Stated Maturity and such Bonds will not become due and payable at Maturity or upon redemption (pursuant to a notice of redemption duly given to the Holders of such Bonds) within 60 days from the date of deposit pursuant to Section 3.01 hereof, the Indenture Trustee shall, as soon as practicable after the date of such deposit and not more than 60 days or less than 30 days before each date of Maturity or Redemption Date, mail notice by first-class mail, postage prepaid, to the Holders of such Bonds at their last addresses as they shall appear upon the Bond Register, stating that the deposit required by Section 3.01 hereof has been made with the Indenture Trustee and that such Bonds are no longer entitled to the benefits of and security provided by this Indenture except as provided above and with respect to the cash and direct obligations deposited with the Indenture Trustee and stating the Maturity or Redemption Date or Dates upon which moneys are to be available for the payment of the principal of, premium (if any) and interest on such Bonds and stating that such Bond is no longer otherwise mandatorily redeemable and stating that, in the case of such Bonds for which a Redemption Date has not been specified, such Bonds remain optionally redeemable.

          SECTION 3.02.  Application of Deposited Money.
                         ------------------------------

          All moneys and obligations deposited with the Indenture Trustee pursuant to Section 3.01 hereof shall be held in trust and applied by it, in accordance with the provisions of this Indenture, to the payment to the Holders of the particular Bonds for the payment or redemption of which such moneys and obligations have been deposited with the Indenture Trustee of all sums due or to become due thereon for principal and premium (if any) and interest; provided,
                                                                    --------
however, that, in the case of Bonds for which a Redemption Date was not
-------
specified at the time of deposit of moneys and obligations and which are subsequently called for redemption pursuant to Article Six, upon payment by the Owner Trustee to the Paying Agent of an amount of money sufficient to pay the Redemption Price of all the Bonds which are to be redeemed on that date, the moneys and obligations originally deposited with the Indenture Trustee in respect of such Bonds shall be released to the Owner Trustee.


                                  ARTICLE FOUR

                    RECEIPT, DISTRIBUTION AND APPLICATION OF
                     INCOME AND PROCEEDS FROM THE INDENTURE
                                     ESTATE

          SECTION 4.01.  Basic Rent, Interest on Overdue Installments of Basic
                         ------------------------------- ---------------------
                         Rent and Prepayment of Interest.
                         -------- ----------------------

          (a) Except as otherwise provided in Section 4.02, 4.03, 4.06 or 4.07 of this Article, each payment of Basic Rent, as well as any payment of Supplemental Rent representing interest on overdue installments of Basic Rent, received by the Indenture Trustee at any time under the Lease, shall be distributed by the Indenture Trustee in the following order of priority:

          FIRST, so much of such payment as shall be required to pay in full the aggregate amount of the payment or payments of interest (as well as interest on overdue principal and interest, to the extent permitted by law) then due and unpaid on all Bonds Outstanding shall be distributed to the Holders of the Bonds ratably, without priority of one over the other, in the proportion that the aggregate amount of such payment or payments then due and unpaid on all Bonds held by each such Holder on such date bears to the aggregate amount of such payment or payments then due and unpaid on all Bonds Outstanding on such date;

          SECOND, so much of such payment as shall be required to pay in full the aggregate amount of the payment of principal then due and unpaid on all Bonds Outstanding shall be distributed to the Holders of such Bonds ratably, without priority of one over the other, in the proportion that the aggregate amount of such payment or payments then due and unpaid on all Bonds held by such Holder on such date bears to the aggregate amount of such payment or payments then due and unpaid on all such Bonds Outstanding on such date; and

          THIRD, the balance, if any, of such payment remaining thereafter shall be distributed, concurrently with any distribution pursuant to clauses FIRST and SECOND hereof, to the Owner Trustee or as the Owner Trustee may direct.

          If there shall not otherwise have been distributed on any date (or within any applicable period of grace), pursuant to this Section 4.01, the full amount then distributable pursuant to clauses FIRST and SECOND of this Section 4.01, the Indenture Trustee shall distribute other payments of the character referred to in Sections 4.04, 4.05 and 4.06 then held by it or thereafter received by it, except as otherwise provided in Section 4.03, to the Holders of all Bonds to the extent necessary to enable it to make all the distributions then due pursuant to such clauses FIRST and SECOND; provided that to the extent
                                                    --------
any distribution is made from amounts held pursuant to Section 4.04 hereof in accordance with this sentence and the payment of Basic Rent or Supplemental Rent in respect of which such distribution was made shall subsequently be paid, such portion of the payment of Basic Rent or Supplemental Rent which does not exceed the amount of such distribution, shall be applied to the purpose for which such amount held pursuant to Section 4.04 had been held, subject, in all cases, to the terms of Section 4.04.

          (b) Any payment received by the Indenture Trustee pursuant to Section
8.09 hereof as a result of payment by the Owner Trustee of principal, premium (if any) and/or interest (as well as any interest on overdue principal and, to the extent permitted by law, interest) then due on all Bonds shall be distributed to the Holders of the Bonds in the priority and manner provided in clauses FIRST and SECOND of subsection (a) of this Section 4.01; and the Owner Trustee shall (to the extent of such payment made by it) be subrogated to the rights of the Holders of the Bonds under this Section 4.01 to receive the payment of Basic Rent or Supplemental Rent with respect to which its payment under Section 8.09 hereof relates, and the payment of interest on account of such Basic Rent or Supplemental Rent being overdue, to the extent provided in and subject to the provisions of Section 8.09 hereof. Amounts distributed by the Indenture Trustee pursuant to this Section 4.01 shall be distributed as soon as practicable after such amounts are actually received by the Indenture Trustee.

          SECTION 4.02.  Amounts Received as Result of Event of Loss or Early
                         ----------------------------------------------------
                         Termination.
                         -----------

          (a) If (i) an Event of Loss shall occur under the Lease (and in the case of an Event of Loss specified in clause (e) of the definition thereof, if TU Electric shall not assume the Bonds then Outstanding in accordance with subsection 12.2 of the Lease and Section 2.16 hereof), (ii) TU Electric shall declare the Facilities obsolete, surplus or uneconomic to its requirements and exercise its option to terminate the Lease under Section 7 thereof or (iii) TU Electric shall purchase the Facilities in accordance with subsection 6.1(c) of the Lease (if TU Electric shall not assume the Bonds then Outstanding in accordance with subsection 6.3 of the Lease and Section 2.16 hereof), then in any such case Bonds shall be prepaid from the payments received by the Indenture Trustee under Section 6.2, 7 or 12 of the Lease, as provided in Article Six hereof or, for any series of Bonds other than the Initial Series Bonds, in the supplemental indenture creating such series.

          (b) The Owner Trustee shall provide the Indenture Trustee and the Indenture Trustee shall provide the Holder of each Bond with notice of such prepayment, in accordance with Sections 6.03 and 6.05 hereof, respectively, which notice shall specify the date fixed for such prepayment, the principal amount of Bonds to be prepaid on such date, and the premium, if any, to be paid thereon.

          (c) Except as otherwise provided in Section 4.03 or 4.07 hereof, any payments received and amounts realized by the Indenture Trustee pursuant to
Section 7 or 12 of the Lease as a result of the occurrence of an Event of Loss or TU Electric's declaration that the Facilities are obsolete, surplus or uneconomic to its requirements and its termination of the Lease, shall in each case be held by the Indenture Trustee and shall be paid on the date fixed for prepayment.

          SECTION 4.03.  Amounts Received After, or Held at Time of, Indenture
                         -----------------------------------------------------
                         Event of Default under Article Eight.
                         ------------------------------------

          All payments received and amounts held or realized by the Indenture Trustee in respect of the Indenture Estate (including any amounts realized by the Indenture Trustee from the exercise of any remedies pursuant to the Lease or Article Eight of this Indenture) after (1) an Indenture Event of Default shall have occurred and be continuing and (2) the Indenture Trustee shall have declared (as assignee from the Owner Trustee) the Lease to be in default or the Bonds shall have become due and payable, as well as all payments thereafter received or amounts then held by the Indenture Trustee as part of the Indenture

Estate, shall be distributed by the Indenture Trustee in the following order of priority:

          FIRST, so much of such payments or amounts as shall be required to reimburse the Indenture Trustee for any of the Indenture Trustee's expenses (to the extent not previously reimbursed) and to pay the reasonable remuneration of the Indenture Trustee, shall be applied by the Indenture Trustee to such reimbursement and payment;

          SECOND, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Bonds Outstanding, together with premium (if any) plus the accrued but unpaid interest (as well as interest on overdue principal and, to the extent permitted by law, on overdue interest) thereon to the date of distribution, shall be distributed to the Holders of such Bonds and in case the aggregate amount so to be distributed shall be insufficient to pay all such Bonds in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all such Bonds held by each such Holder, together with premium, if any, plus the accrued but unpaid interest thereon to the date of distribution bears to the aggregate unpaid principal amount of all Bonds, together with premium, if any, plus the accrued but unpaid interest thereon to the date of distribution;

          THIRD, so much of such payments or amounts remaining as shall be required to pay the present or former Holders of the Bonds the amounts payable to them as Indemnitees (to the extent not previously reimbursed) shall be distributed to such Holders; and in case the aggregate amount so to be paid to all such Holders in accordance with this clause third shall be insufficient to pay all such amounts as aforesaid, then ratably, without priority of one over the other, in the proportion the amount of such indemnity or other payments to which such Person is entitled bears to the aggregate amount of such indemnity or other payments to which all such Persons are entitled;

          FOURTH, the balance, if any, of such payments or amounts remaining shall be applied to the payment of any other indebtedness at the time due and owing to the Indenture Trustee or the Holders of the Bonds which this Indenture by its terms secures; and

          FIFTH, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner Trustee.

          SECTION 4.04.  Amounts Received for Which Provision Is Made in an
                         --------------------------------------------------
                         Operative Document.
                         ------------------

          Except as otherwise provided in Section 4.01, 4.03, 4.06, or 4.07 hereof, any payments received by the Indenture Trustee in respect of the Indenture Estate for which provision as to the application thereof is made in an Operative Document shall be applied to the purpose for which such payment was made in accordance with the terms of such Operative Document.

          SECTION 4.05.  Amounts Received for Which No Provision Is Made.
                         -----------------------------------------------

          Any payments received and any amounts realized by the Indenture Trustee in respect of the Indenture Estate:

          (a) for which no provision as to the application thereof is made in an Operative Document or elsewhere in Article Four shall be held by the Indenture Trustee as part of the Indenture Estate, and

          (b) under the Lease or any other Operative Document or otherwise with respect to the Leased Assets to the extent received or realized at any time after payment in full of the principal of and premium, if any, and interest on all the Bonds, as well as any other amounts remaining as part of the Indenture Estate after payment in full of the principal of and premium, if any, and interest on all the Bonds shall be distributed by the Indenture Trustee in the following order of priority: first, in the manner provided in clause FIRST of Section 4.03 hereof; second, in the manner provided in clause THIRD of Section 4.03 hereof; third, in the manner provided in clause FOURTH of Section 4.03 hereof; and fourth, in the manner provided in clause FIFTH of Section 4.03 hereof.

          SECTION 4.06.  Certain Amounts to be Held in Case of Indenture Event
                         -----------------------------------------------------
                         of Default.
                         ----------

          Anything in this Article Four to the contrary notwithstanding, but subject nevertheless to Section 4.07 hereof, after the Indenture Trustee shall have knowledge of an Indenture Default or an Indenture Event of Default pursuant to the provisions of Section 8.01 hereof, all payments received and amounts realized by the Indenture Trustee in respect of the Indenture Estate which, but for the provisions of this Section 4.06 hereof, would otherwise be distributable to the Owner Trustee, shall be held by the Indenture Trustee as part of the Indenture Estate and, if such Indenture Default or Indenture Event of Default shall cease to be continuing prior to the time such amounts may become distributable pursuant to Section 4.01 or 4.03 hereof, then such amounts shall be distributable as elsewhere in this Article Four provided; provided that such amounts must be
                                         --------
returned to the Owner Trustee within 90 days from the receipt thereof by the Indenture Trustee unless an Indenture Event of Default is declared and the Indenture Trustee is diligently pursuing any remedies available under Article Eight hereof.

          SECTION 4.07.  Excepted Payments.
                         -----------------

          Anything in this Article Four or elsewhere in this Indenture to the contrary notwithstanding, any Excepted Payment received at any time by the Indenture Trustee shall be distributed immediately to the Person entitled to receive such Payment.


                                  ARTICLE FIVE

                                   COVENANTS

          SECTION 5.01.  Payment of Principal, Premium (if any) and Interest.
                         ---------------------------------------------------

          Subject to Section 2.13 hereof, the Owner Trustee will duly and punctually pay the principal of and premium (if any) and interest on the Bonds in accordance with, and subject to, the terms of the Bonds and this Indenture.

          SECTION 5.02.  Discharge of Liens; Etc.
                         ------------------------

          (a) The Owner Trustee, in its individual capacity and as Owner Trustee, agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Liens resulting from any act or claim against it, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge any such Lessor's Liens.

          (b) Except with the consent of the Indenture Trustee, and except as permitted by the terms of the Operative Documents (including Section 11 of the Lease), the Owner Trustee will not contract for, create, incur, assume or suffer to exist any debt, and will not guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing, or otherwise), endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the debt of any other Person.

          (c) The Owner Trustee will not enter into any business or other activity other than the business of owning the Leased Assets, the leasing thereof to the Lessee and the carrying out of the transactions contemplated by the Operative Documents.

          SECTION 5.03.  Money for Bond Payments to be Held in Trust.
                         -------------------------------------------

          All moneys deposited with the Indenture Trustee or with any Paying Agent for the purpose of paying the principal of or premium or interest on Bonds shall be deposited and held in trust for the benefit of the Holders of the Bonds entitled to such principal, premium or interest, subject to the provisions of this Section. Moneys so deposited and held in trust shall not be a part of the Indenture Estate but shall constitute a separate trust fund for the benefit of the Holders of the relevant Bonds.

          The Owner Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent, and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Indenture Trustee or any Paying Agent in trust for the payment of the principal of (and premium, if any) or interest on any Bond and remaining unclaimed for three years (or such lesser period as may be required by law to give effect to this provision) after such principal (and premium, if any) or interest has become due and payable shall be paid to the Owner Trustee on Owner Trustee Request (to the extent such moneys shall have been deposited by the Owner Trustee) or to any other Person on its request (to the extent such moneys shall have been deposited by such other Person); and the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Owner Trustee or such other Person, to the extent such moneys shall have been paid to the Owner Trustee or such other Person, as the case may be, for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however,
                                                              --------  -------
that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Owner Trustee or, to the extent such moneys are to be paid to another Person, such other Person may cause to be mailed to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Owner Trustee or such other Person.

          SECTION 5.04.  Maintenance of Office or Agency.
                         -------------------------------

          The Owner Trustee will maintain an office or agency where Bonds may be presented or surrendered for payment, where

Bonds may be surrendered for transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of Bonds and this Indenture may be served. The Owner Trustee will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of each such office or agency. If at any time the Owner Trustee shall fail to maintain any such office or agency or the Owner Trustee shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Indenture Trustee Office, and the Owner Trustee hereby appoints the Indenture Trustee its agent to receive all such presentations, surrenders, notices and demands.

          SECTION 5.05.  Title; Further Assurances; Recording.
                         ------------------------------------

          (a) NEITHER THE OWNER TRUSTEE, IN ITS INDIVIDUAL CAPACITY OR AS OWNER TRUSTEE, NOR THE OWNER PARTICIPANT MAKES (i) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT OR FITNESS FOR USE OF THE LEASED ASSETS (OR ANY PART THEREOF) OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED ASSETS (OR ANY PART THEREOF), except that the Owner Trustee hereby represents and warrants that on each Funding Date the Owner Trustee shall have received whatever title to the Facility pertaining thereto was conveyed to it by the Bill of Sale for such Facility, or (ii) any representation or warranty as to the validity, sufficiency, legality or enforceability of any Operative Document, or as to the correctness of any statement contained therein except to the extent that any such statement in this Indenture, the Lease or the Participation Agreement was or is expressly made by the Owner Trustee in its individual capacity, except that the Owner Trustee, in its individual capacity and as Owner Trustee, as and to the extent that such documents are executed by it, hereby represent and warrant that they have the requisite corporate power and authority to execute and deliver the Operative Documents and that the Operative Documents have been, and the Bonds, upon execution and delivery, will have been, duly executed and delivered by one or more of the Responsible Officers of the Owner Trustee.

          (b) Neither the Owner Participant nor any Holder shall have legal title to any part of the Indenture Estate. No transfer, by operation of law or otherwise, of any Bond or other right, title or interest of the Owner Participant or of any Holder in and to the Indenture Estate or hereunder shall operate to terminate this Indenture or the trusts hereunder or entitle any successor or transferee of the Owner Participant or of such Holder to any accounting or to the transfer to it of legal title to any part of the Indenture Estate.

          (c) TU Electric will cause to be done, executed, filed, recorded, acknowledged and delivered each such further act, conveyance, filing, recording, mortgage and assurance as the Indenture Trustee or the Owner Trustee shall reasonably require in accordance with the laws of the United States of America or any state thereof for accomplishing the purposes of the Operative Documents, provided, however, that the foregoing shall not be construed as implying any
--------  -------
guaranty by TU Electric of the Bonds.

          (d) Promptly after the execution and delivery of this Indenture, (i) a Uniform Commercial Code financing statement or statements covering the security interests created by or pursuant to the Granting Clause of this Indenture shall be executed and delivered by the appropriate parties, and TU Electric shall file or cause to be filed such financing statement or statements in all appropriate places within the State of Texas and in all other places within the United States of America as the Owner Trustee or the Indenture Trustee shall reasonably request and (ii) this Indenture shall be filed or recorded by TU Electric in such place or places, if any, as shall be requested by the Indenture Trustee or the Owner Trustee as being necessary or appropriate to make effective and preserve the lien intended to be created hereby.

          SECTION 5.06.  Opinions as to Indenture Estate.
                         -------------------------------

          (a) Promptly after the execution and delivery of this Indenture, TU Electric shall furnish to the Indenture Trustee and the Owner Trustee an Opinion of Counsel addressed to the Owner Trustee and the Indenture Trustee stating that in the opinion of such counsel all filings, recordings or other actions necessary or appropriate to perfect the security interest and to make effective the mortgage lien created by this Indenture have been filed, recorded or taken, and reciting the details of such action.

          (b) TU Electric covenants and agrees to furnish to the Indenture Trustee and the Owner Trustee, within 105 days after the end of each year commencing with the end of 1990 until satisfaction and discharge of this Indenture, an Opinion of Counsel (i) either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture as is necessary to maintain and perfect the lien of this Indenture, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain and perfect such lien and (ii) stating whether or not any continuation statements need be filed to keep effective Uniform Commercial Code financing statements referred to in Section 5.05(d) hereof.

          SECTION 5.07.  Performance of Obligations.
                         --------------------------

          The Owner Trustee will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any instrument included in the Indenture Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of any such instrument, except as expressly provided in this Indenture.

          SECTION 5.08.  Amendments, Waivers, Etc. of Other Documents.
                         --------------------------------------------

          Without the consent of the Holders of any Outstanding Bonds, the respective parties to the Operative Documents may modify, amend or supplement any of said Operative Documents (other than this Indenture or any supplemental indenture hereto) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or modifying in any manner the rights of the respective parties thereunder or may give any consent, waiver or authorization thereunder, or may in good faith determine compliance with any such provision provided that substantial compliance therewith would exist regardless of such determination; provided, however, that no such modification,
                                  --------  -------
amendment, supplement, consent, waiver, authorization or determination shall:

          (a) without the consent of the Holder of each Outstanding Bond affected thereby, modify, amend or supplement, or waive any provision of, the Lease in such way (i) as to terminate the Lease, reduce the amounts payable by TU Electric under the Lease assigned to the Indenture Trustee or change the time for the payment thereof such that such payments are less than the amounts necessary to pay the principal of, premium, if any, and interest on the Outstanding Bonds when due (whether at Maturity, upon acceleration or otherwise), (ii) as to, or consent to any assignment of the Lease or give any consent, waiver, authorization or determination which would, release TU Electric from its obligation in respect of payment of Basic Rent, Casualty Value (or any other amounts payable upon the occurrence of an Event of Loss) or any other amount payable under the Lease and intended to be used to pay the principal of or interest on the Bonds, in any manner inconsistent with clause (i) above, except as provided in the Lease as originally executed or (iii) as to change the Lease Events of Default (except to add additional Lease Events of Default or delete the requirement for notice or reduce any grace period); or

          (b) without the consent of the Holders of a majority in principal amount of Outstanding Bonds, by Act of said Holders delivered to the Indenture Trustee, modify, amend or supplement, or waive any provision so as to decrease TU Electric's obligations under: (i) paragraph 9.2.4 of the Participation Agreement, (ii) subsection 11.11, 13.2,
13.3 and 15.2 of the Lease or (iii) the Facilities Agreements or the Ground Leases in a manner which would materially impair the security interest of the Indenture Estate.

          Without the consent of each Indemnitee affected thereby, no modification, amendment, supplement or consent to, or waiver of any provision of, the Lease shall adversely affect any right of any Indemnitee pursuant to
Section 14 of the Lease or paragraph 9.2.5 of the Participation Agreement.

          SECTION 5.09.  Annual Statement as to Compliance.
                         ---------------------------------

          (a) TU Electric will deliver to the Indenture Trustee, on or before 120 days after the end of each of TU Electric's fiscal years, a written statement (which need not comply with Section 1.02) signed by TU Electric's President, one of its Vice Presidents, its Treasurer or an Assistant Treasurer stating that

          (1) a review of the activities of TU Electric required during such year of TU Electric under this Indenture has been made under his supervision; and

          (2) to the best of his knowledge, based on such review, TU Electric has fulfilled all its obligations under this Indenture throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

          (b) The Owner Trustee will deliver to the Indenture Trustee, promptly, but in no event later than five days after a Responsible Officer has obtained actual knowledge thereof, written notice of any event which with the giving of notice or lapse of time, or both, would become an Indenture Event of Default.

          SECTION 5.10.  Certain Rights of Owner Trustee and Owner Participant.
                         -----------------------------------------------------

          Notwithstanding any other provisions of this Indenture, including the Granting Clause, the following rights shall be reserved to the Owner Trustee or Owner Participant, as the case may be (as separate and independent rights), to the extent described herein:

          (a) at all times the Owner Trustee shall have the right, together with the Indenture Trustee (i) to receive from the Lessee all notices, certificates, reports, filings, opinions of counsel and other documents and all information which any thereof is permitted or required to give or furnish to the Owner Trustee or the Lessor pursuant to any Operative Document and (ii) to consent to any amendment to any Operative Document as provided therein;

          (b) so long as no Indenture Event of Default shall have occurred and be continuing, the Owner Trustee shall have the right (i) to the exclusion of the Indenture Trustee, (A) to exercise the rights, elections and options of the Lessor to make any decision or determination and to adjust Basic Rent, Casualty Value and Termination Value, and enter into amendments to the Lease effecting such adjustments, to the extent provided in Section 4 of the Lease subject, however, in each case, to compliance with all of the terms of Section 4 of the Lease or with respect to consent, waiver or approval of renewal or purchase options and (B) to exercise all rights of the Lessor with respect to solicitations of bids pursuant to Section 17.1 of the Lease and (ii) but not to the exclusion of the Indenture Trustee (which shall also have the right), (A) to grant such consents as may be requested under the Lease, (B) to exercise inspection rights pursuant to Section 11.2 of the Lease, (C) to consent to and approve any sublessees pursuant to Section 15 of the Lease, (D) to approve as satisfactory any other accountants, engineers or counsel to render services for or issue opinions to the Owner Trustee pursuant to express provisions of the Operative Documents, (E) to give notice to the Lessee of any misrepresentation pursuant to Section 16(d) of the Lease and (F) to amend any Operative Document to which Owner Trustee is a party; provided that in the event an Indenture Event
                                   --------
of Default shall have occurred and be continuing, the Indenture Trustee shall have all rights of the Owner Trustee as "Lessor" under the Lease to modify, amend or supplement the Lease or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the "Lessor" thereunder; provided, further, that without
                                              --------  -------
the prior written consent of Owner Trustee and Owner Participant, and whether or not an Indenture Event of Default shall have occurred and be continuing, no such exercise of rights, elections or options and no such amendment or supplement shall directly or indirectly (1) alter, modify or amend any indemnities in favor of Owner Trustee or Owner Participant, (2) extend the term of the Lease or alter the amount or extend the time of payment of Basic Rent, Casualty Value or Termination Value as set forth in the Lease or alter or amend Section 6, 11 or 13 of the Lease or (3) modify, amend or supplement the Lease releasing Lessee from its obligations in respect of the payment of Basic Rent, Casualty Value or Termination Value for the Facilities or changing the absolute and unconditional character of such obligations as set forth in Section 3.5 of the Lease or (4) modify the meaning of any defined term in any Operative Document, including without limitation the terms defined in

Appendix A to the Participation Agreement, if any such modification of a definition contained therein would result in a modification of the Lease not permitted by this proviso);

          (c) the Owner Trustee shall have the right, as Lessor, to seek specific performance of the covenants of the Lessee under the Lease relating to the protection, insurance and maintenance of the Facilities and to maintain separate insurance with respect to the Facilities pursuant to Section 13.5 of the Lease and to provide pursuant to Section 13 of the Lease such insurance as the Lessee shall have failed to maintain; and

          (d) at all times each of the Owner Trustee (as Owner Trustee and as Lessor) and the Owner Participant shall have the right, to the exclusion of the Indenture Trustee, to demand, collect, sue for or otherwise receive and enforce the payment of Excepted Payments due and payable to it.


                                  ARTICLE SIX

                              REDEMPTION OF BONDS

          SECTION 6.01.  Applicability of Article.
                         ------------------------

          Redemption of Bonds, as required by any provision of this Indenture, shall be made in accordance with such provision, this Article Six and Article Seven. Redemption of additional series of Bonds other than Initial Series Bonds shall be made only to the extent permitted by the supplemental indenture providing for the issuance of such Bonds and not inconsistent with the provisions hereof.

          SECTION 6.02.  Redemption of the Initial Series Bonds.
                         --------------------------------------

          (a) Optional Redemption.
              -------------------

              (i)  Initial Series Bonds with a Stated Maturity of January 1,
                   ---------------------------------------------------------
2005. The Initial Series Bonds with a Stated Maturity of January 1, 2005 shall
----
not be redeemable prior to Maturity at the option of Owner Trustee.

              (ii) Initial Series Bonds with a Stated Maturity of January 1,
                   ---------------------------------------------------------
2018. The Initial Series Bonds with a Stated Maturity of January 1, 2018 shall
----
be redeemable prior to Maturity at the option of Owner Trustee, as a whole at any time and in part from time to time, at the following times and Redemption Prices (expressed as a percentage of principal amount), together with interest accrued to the Redemption Date:

Twelve                                        Twelve
Month                                         Month
Period                                        Period
Beginning        Redemption                   Beginning            Redemption
January 1           Price                     January 1               Price
---------        ----------                   ---------            ----------
1995...........    107.47%                    2002...........        103.45%
1996...........    106.90                     2003...........        102.87
1997...........    166.32                     2004...........        102.30
1998...........    105.75                     2005...........        101.72
1999...........    105.17                     2006...........        101.15
2000...........    104.60                     2007...........        100.57
2001...........    104.02

and thereafter at the principal amount thereof, together with interest accrued to the Redemption Date; provided, however, that no such redemption shall be made
                        --------  -------
prior to January 1, 1995.

          (b) Mandatory Redemption.
              --------------------

              (i) Mandatory Redemption - Purchase or Obsolescence. The
                  -----------------------------------------------
Initial Series Bonds of each Stated Maturity shall be subject to redemption in whole but not in part, at 100% of the principal amount thereof, together with interest accrued to the Redemption Date, upon the receipt of payment of the applicable purchase price or Termination Value resulting from a termination of the Lease pursuant to Section 7 thereof.

              (ii) Mandatory Redemption - Event of Loss. The Initial Series
                   ------------------------------------
Bonds of each Stated Maturity shall be subject to redemption, at 100% of the principal amount thereof, together with interest accrued to the Redemption Date, upon the receipt of the applicable payment of Casualty Value resulting from an Event of Loss under the Lease (unless, in connection with an Event of Loss described in clause (e) of the definition thereof, TU Electric assumes the Initial Series Bonds then Outstanding pursuant to Section 2.16 hereof), in the principal amount equal to the product of (i) the aggregate principal amount of Initial Series Bonds of such Stated Maturity then Outstanding and (ii) a fraction the numerator of which is the Purchase Price of the Facility to which such Event of Loss pertains and the denominator of which is the aggregate Purchase Price of the Facilities then subject to the Lien of the Indenture.

              (iii)  Special Mandatory Redemption.  The Initial Series Bonds
                     ----------------------------
of each Stated Maturity shall be subject to special mandatory redemption, in whole but not in part, at the redemption prices set forth in the immediately succeeding paragraph with respect to the Initial Series Bonds with a Stated Maturity of January 1, 2005 and at the applicable redemption prices set forth under Section 6.02(a) hereof with respect to the Initial Series Bonds with a Stated Maturity of January 1, 2018, upon the receipt of payment of the applicable purchase price upon the exercise by TU Electric of its option to purchase the Facilities under subsection 6.1(c)(i) or (ii) of the Lease, unless, in either case, TU Electric shall assume the Initial Series Bonds then Outstanding pursuant to Section 2.16 hereof; provided, however, that, if
                                                  --------  -------
TU Electric exercises its option to purchase the Facilities under Subsection 6.1(c)(i) or (ii) of the Lease at a time prior to the first date on which the Initial Series Bonds with a Stated Maturity of January 1, 2018 are redeemable under Section 6.02(a) hereof, the redemption price shall be the redemption price which would be applicable on such first date.

          The Initial Series Bonds with a Stated Maturity of January 1, 2005 shall be subject to special mandatory redemption at 104.73% of the principal amount thereof, together with interest accrued to the Redemption Date, if redeemed on or before December 31, 1995, and if redeemed thereafter, at the following times and Special Mandatory Redemption Prices (expressed as a percentage of principal amount), together with interest accrued to the Redemption Date:

          Twelve Month Period         Special Mandatory
          Beginning January 1,        Redemption Price
          --------------------        -----------------
               1996...............         103.78%
               1997...............         102.84
               1998...............         101.89
               1999...............         100.95

and thereafter at the principal amount thereof, together with interest accrued to the Redemption Date.

          SECTION 6.03.  Notice to Indenture Trustee of Redemption.
                         -----------------------------------------

          In case of any redemption or prepayment of Bonds, other than through the operation of the Sinking Fund, if any, with respect to any series, the Owner Trustee shall, at least 45 days prior to the scheduled Redemption Date (unless a shorter notice shall be satisfactory to the Indenture Trustee), notify the Indenture Trustee in writing of such Redemption Date and of the principal amount and Stated Maturity of Bonds to be redeemed.

          SECTION 6.04.  Selection by Indenture Trustee of Bonds to be Redeemed.
                         ------------------------------------------------------

          If less than all the Bonds of any series of a particular Stated Maturity are to be redeemed, other than through the operation of a Sinking Fund, the particular Bonds of such series and such Stated Maturity to be redeemed shall be selected following receipt by the Indenture Trustee of the notice required by Section 6.03, by the Indenture Trustee, from the Outstanding

Bonds of such series of such particular Stated Maturity not previously called for redemption, by such method as the Indenture Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Bonds of a denomination larger than the minimum authorized denomination for such Bonds. If Bonds are to be selected for any redemption pursuant to this Section, the Indenture Trustee shall make such adjustments as it shall deem necessary so that the principal amount of Bonds redeemed shall be $1,000 or an integral multiple thereof, such adjustments to be made by the Indenture Trustee in such manner as the Indenture Trustee in its sole discretion deems appropriate.

          The Indenture Trustee shall promptly notify the Owner Trustee, the Bond Registrar and the Paying Agent in writing of the Bonds selected for redemption and, in the case of any Bonds selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bond redeemed or to be redeemed only in part, to the portion of the principal of such Bond which has been or is to be redeemed.

          SECTION 6.05.  Notice of Redemption.
                         --------------------

          Unless otherwise provided as to a particular series of Bonds, notice of redemption of Bonds (including redemption through the operation of the Sinking Fund, if any, with respect to any series) shall be given by first-class mail, postage prepaid, mailed not less than 30 days prior to the Redemption Date, to each Holder of Bonds to be redeemed, at his address appearing on the Bond Register.

          Unless otherwise provided as to a particular series of Bonds, all notices of redemption shall state:

               (1)  the Redemption Date,

               (2)  the Redemption Price,

               (3) if less than all Outstanding Bonds of a series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Bonds, including the Stated Maturity of the Bonds of such series to be redeemed,

               (4)  any condition to such redemption,

               (5) that on the Redemption Date, and upon the satisfaction of each such condition, the Bonds or portions thereof to be redeemed shall cease to bear interest,

               (6) the place where such Bonds are to be surrendered for payment of the Redemption Price, and

               (7) that the redemption is through the operation of the Sinking Fund, if such is the case.

          Notice of redemption of Bonds to be redeemed shall be given by the Indenture Trustee in the name of the Owner Trustee.

          SECTION 6.06.  Deposit of Redemption Price; Credit with Respect to
                         ---------------------------------------------------
                         Surrender of Bonds.
                         ------------------

          (a) Except as provided in paragraphs (b) and (c) of this Section, on or prior to any Redemption Date, the Owner Trustee shall deposit, or cause to be deposited, with the Indenture Trustee an amount of money sufficient to pay the Redemption Price of all the Bonds which are to be redeemed on that date.

          (b) In satisfaction of all or any part of any Sinking Fund payment, the Owner Trustee may elect, by including a statement to that effect in an Owner Trustee Request delivered to the Indenture Trustee not less than 60 days prior to the scheduled Redemption Date (unless a shorter notice shall be satisfactory to the Indenture Trustee), that there be applied as a credit against such Sinking Fund payment in lieu of payment in cash, Bonds acquired (other than through operation of such Sinking Fund and other than upon redemption thereof pursuant to this Article Six) by the Owner Trustee, at any time and from time to time, and delivered (but not delivered earlier than six months prior to the Redemption Date specified in such Owner Trustee Request) to the Indenture Trustee for cancellation prior to or concurrently with the delivery of such Owner Trustee Request and not theretofore applied as a credit against such Sinking Fund payment or against a redemption payment pursuant to this Article Six, and upon such election and application of Bonds as a credit against any Sinking Fund or redemption payment, the aggregate principal amount of Bonds to be redeemed shall be reduced by the aggregate principal amount of the Bonds being so applied as a credit; provided, however, that Bonds of a particular
                              --------  -------
series and Stated Maturity may only be applied as a credit pursuant to this Section against Bonds of the same series and Stated Maturity to be redeemed on the Redemption Date specified in such Owner Trustee Request; and provided,
                                                                 --------
further, that no such credit with respect to Bonds of a particular Stated
-------
Maturity shall exceed the aggregate principal amount of Bonds of such series and Stated Maturity to be redeemed on such Redemption Date.

          (c) Except as otherwise provided as a term of a series of Bonds, with respect to any notice of optional redemption of Bonds, unless, upon the giving of such notice, such Bonds shall be deemed to have been paid pursuant to Section 3.01, such notice shall state that such redemption shall be conditional upon the receipt by the Paying Agent on or prior to the date fixed for such redemption of moneys in immediately available funds sufficient to pay the principal of and premium, if any, and interest on such Bonds to be redeemed or prepaid, and that if such moneys shall not have been so received said notice shall be of no force and effect and the Owner Trustee shall not be required to redeem or prepay such Bonds. In the event that such notice of redemption or prepayment contains such a condition and such moneys are not so received, the redemption or prepayment shall not be made and the Indenture Trustee shall within a reasonable time thereafter give notice, in the manner in which the notice of redemption or prepayment was given, that such moneys were not so received.

          SECTION 6.07.  Bonds Payable on Redemption Date.
                         --------------------------------

          Notice of redemption having been given as aforesaid, the Bonds so to be redeemed shall, on the Redemption Date, except as provided in Section 6.06(c), become due and payable at the corporate trust office of the Paying Agent at the Redemption Price therein specified and from and after such date (unless there shall be a default in the payment of the Redemption Price) such Bonds shall cease to bear interest. Upon surrender of such Bonds for redemption in accordance with said notice, such Bonds shall be paid at the Redemption Price, exclusive, however, of installments of interest maturing on or prior to the Redemption Date payment of which shall have been made or duly provided for to the Holders of such Bonds registered as such on the relevant Record Dates, or otherwise, according to the terms and the provisions of Section 2.07.

          Except as provided in Section 6.06(c), if any Bond called for redemption shall not be so paid upon surrender thereof for redemption because the Indenture Trustee shall not have received pursuant to Section 6.06 an amount of money sufficient to pay the Redemption Price for such Bond, the principal (and premium, if any) shall, until paid, continue to bear interest from the Redemption Date at the rate borne by the Bond in respect of overdue payments.

          SECTION 6.08.  Bonds Redeemed in Part.
                         ----------------------

          Any Bond which is to be redeemed only in part shall be surrendered at the corporate trust office of the Paying Agent (with due endorsement by, or a written instrument of transfer in form satisfactory to the Bond Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Owner Trustee shall execute and the Indenture Trustee shall authenticate and deliver to the Paying Agent for delivery to the Holder of such Bond a new Bond or Bonds of the same series and Stated Maturity of principal amount and authorized denomination as requested by such Holder in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond so surrendered.


                                 ARTICLE SEVEN

                                  SINKING FUND

          SECTION 7.01.  Sinking Fund Amounts and Dates.
                         ------------------------------

          The Initial Series Bonds of each Stated Maturity shall be redeemed through operation of a sinking fund. The amount of each sinking fund payment (subject to adjustment as provided in Sections 6.06 and 7.02) and each Redemption Date applicable to a Stated Maturity o(Pounds) the Initial Series Bonds are as set forth below:

                                            Stated Maturity
                                            ---------------
Redemption Date                   January 1, 2005     January 1, 2018
---------------                   ---------------     ---------------
January 1, 1991                    $4,419,0000                   0
   July 1, 1991                              0                   0
January 1, 1992                        293,000                   0
   July 1, 1992                              0                   0
January 1, 1993                        321,000                   0
   July 1, 1993                              0                   0
January 1, 1994                        351,000                   0
   July 1, 1994                              0                   0
January 1, 1995                        385,000                   0
   July 1, 1995                              0                   0
January 1, 1996                        421,000                   0
   July 1, 1996                              0                   0
January 1, 1997                        462,000                   0
   July 1, 1997                              0                   0
January 1, 1998                        506,000                   0
   July 1, 1998                              0                   0
January 1, 1999                      3,126,000                   0
   July 1, 1999                              0                   0
January 1, 2000                      3,500,000                   0
   July 1, 2000                              0                   0
January 1, 2001                      3,834,000                   0
   July 1, 2001                              0                   0
January 1, 2002                      4,200,000                   0
   July 1, 2002                              0                   0
January 1, 2003                      4,601,000                   0
   July 1, 2003                              0                   0
January 1, 2004                      5,040,000                   0

                                            Stated Maturity
                                            ---------------
Redemption Date                   January 1, 2005     January 1, 2018
---------------                   ---------------     ---------------

   July 1, 2004                              0                   0
January 1, 2005                      5,521,000                   0
   July 1, 2005                              -                   0
January 1, 2006                              -           1,550,000
   July 1, 2006                              -                   0
January 1, 2007                              -           3,637,000
   July 1, 2007                              -                   0
January 1, 2008                              -           4,808,000
   July 1, 2008                              -                   0
January 1, 2009                              -           4,699,000
   July 1, 2009                              -                   0
January 1, 2010                              -           4,965,000
   July 1, 2010                              -                   0
January 1, 2011                              -           5,301,000
   July 1, 2011                              -                   0
January 1, 2012                              -           5,661,000
   July 1, 2012                              -                   0
January 1, 2013                              -           6,047,000
   July 1, 2013                              -                   0
January 1, 2014                              -           6,530,000
   July 1, 2014                              -                   0
January 1, 2015                              -          10,557,000
   July 1, 2015                              -                   0
January 1, 2016                              -          11,659,000
   July 1, 2016                              -                   0
January 1, 2017                              -          12,877,000
   July 1, 2017                              -             756,000
January 1, 2018                              -           2,548,000

          SECTION 7.02.  Sinking Fund for Bonds.
                         ----------------------

          Except as otherwise provided in respect of a particular series of Bonds, the provisions of this Article shall be applicable to the Initial Series Bonds and any series of Bonds for which a Sinking Fund is established by the supplemental indenture creating such series. On or before each Sinking Fund payment date specified herein or therein, an amount in immediately available funds will be deposited by the Owner Trustee with the Indenture Trustee or the Paying Agent sufficient to redeem on such date the principal amount of Bonds required to be redeemed on such date as set forth herein or in such supplemental indenture, at 100% of the principal amount thereof together with accrued interest to the Redemption Date (exclusive of installments of interest maturing on or prior to such date payment of which shall have been made or duly provided for to the Holders of such Bonds on relevant Record Dates, or otherwise as provided in Section 2.07); provided, however, that such aggregate principal
                           --------  -------
amount of Bonds to be redeemed pursuant to the Sinking Fund on any such date shall be reduced by the aggregate principal amount, if any, of Bonds being applied as a credit to such redemption payment pursuant to Section 6.06(b).

          In the event that there shall have been any partial redemption of Bonds of any series of a particular Stated Maturity (other than pursuant to the Sinking Fund), the amount of each Sinking Fund payment subsequent to such redemption shall be reduced by an amount equal to the amount obtained by (i) multiplying the amount of such Sinking Fund payment as in effect prior to such redemption by a fraction of which the numerator shall be the aggregate principal amount of Bonds of such Stated Maturity of such series redeemed pursuant to such partial redemption, and the denominator shall be the aggregate principal amount of Bonds of such Stated Maturity of such series Outstanding immediately prior to such redemption, and (ii) rounding the amount indicated in (i) to the nearest $1,000, subject to necessary adjustment so that the total amount of such reduction is equal to the total principal amount of Bonds redeemed pursuant to such partial redemption, such adjustment to be made by the Indenture Trustee in such manner as the Indenture Trustee in its sole discretion deems appropriate.

          SECTION 7.03.  Selection by Indenture Trustee of Bonds to be Redeemed
                         ------------------------------------------------------
                         Through Operation of Sinking Fund.
                         ---------------------------------

          (a) In the case of Bonds of any series of a particular Stated Maturity to be redeemed through operation of the Sinking Fund, the particular Bonds to be redeemed shall be selected by such method as the Indenture Trustee deems fair and appropriate not less than 30 nor more than 60 days prior to the Redemption Date by the Indenture Trustee from the Outstanding Bonds of such series and such Stated Maturity not previously called for redemption. The Indenture Trustee in its discretion may determine the particular Bonds registered in the name of any Holder which are to be redeemed, in whole or in part.

          (b) On or before the 45th day next preceding each Sinking Fund payment date for the Bonds of any series and Stated Maturity, the Owner Trustee may deliver to the Indenture Trustee an Owner Trustee Certificate (i) specifying the portion of the Sinking Fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Bonds of such series and Stated Maturity and (ii) stating that none of such Bonds have theretofore been so credited. Any Bonds of such series to be so credited shall be delivered to the Indenture Trustee with such Owner Trustee Certificate or at such later time as shall be satisfactory to the Indenture Trustee. The Owner Trustee Certificate shall be irrevocable upon delivery to the Indenture Trustee. Failure by the Owner Trustee on or before such 45th day to deliver such Owner Trustee Certificate shall constitute an irrevocable election by the Owner Trustee that the next succeeding Sinking Fund payment shall be paid entirely in cash.

          (c) Subject to Article Three hereof, the Indenture Trustee shall not redeem or cause to be redeemed any Bonds with Sinking Fund moneys or mail any notice of redemption of Bonds by operation of the Sinking Fund during the continuance of a default in payment of the principal of or premium (if any) or interest on the Bonds except that, where the mailing of notice of redemption of any Bonds shall theretofore have been made, the Indenture Trustee shall redeem or cause to be redeemed such Bonds, provided that it shall have received a sum sufficient for such redemption, including payment of accrued interest. Except as aforesaid, any Sinking Fund payments at the time when any such default shall occur, and any Sinking Fund payments thereafter made shall, during the continuance of such default, be deemed to have been collected under Article Eight and held for the payment of all the Bonds. In case such Event of Default shall have been waived as provided in Section 8.08 hereof or the default cured on or before the 45th day preceding any Sinking Fund payment date, such moneys shall thereafter be applied on the next succeeding Sinking Fund payment date in accordance with this Section to the redemption of Bonds.


                                 ARTICLE EIGHT

                     INDENTURE EVENTS OF DEFAULT; REMEDIES

          SECTION 8.01.  Indenture Events of Default.
                         ---------------------------

          "Indenture Events of Default", whenever used herein, means any one of the following events (whatever the reason for such Indenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to a judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest upon any Bond when it becomes due and payable, and continuance of such default for a period of ten (10) days;

          (2) default in the payment of the principal of (or premium, if any, on) any Bond at its Maturity, and continuance of such default for a period of ten (10) days;

          (3) default in the performance, or breach, of any covenant of the Owner Participant or the Owner Trustee contained in an Operative Document or of TU Electric contained in this Indenture and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to TU Electric, the

     Owner Trustee and the Owner Participant by the Indenture Trustee, or to TU Electric, the Owner Trustee, the Owner Participant and the Indenture Trustee by the Holders of at least 25% in principal amount of Outstanding Bonds, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; provided, however, that such failure to perform or observe any such other
     --------  -------
     covenant, condition or agreement shall not give rise to an Indenture Event of Default if such failure is other than in the payment of money, shall not materially adversely affect the Indenture Estate (including, without limitation, the flow of moneys to the Indenture Trustee), the enforceability or priority of the lien of this Indenture or the enforceability or priority of the indebtedness evidenced by the Bonds, or materially adversely affect any other material rights or interests of the Holders of the Bonds or the Indenture Trustee in, to or under this Indenture or the Bonds, but only so long as the Owner Trustee, the Owner Participant or TU Electric, as the case may be, institutes curative action within such 30 day period and diligently pursues such action to completion; or

          (4) a Lease Event of Default shall have occurred and be continuing; or

          (5) a court or other governmental authority having jurisdiction in the premises shall enter a decree or order adjudging the Owner Trustee a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of it under the Federal Bankruptcy Code, or under any other law, or any order for relief shall be entered, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of it or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and such decree or order shall continue unstayed and in effect for a period of 90 days; or

          (6) the Owner Trustee shall institute proceedings to have itself be adjudicated a bankrupt or insolvent, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition or answer or consent seeking reorganization, arrangement or other relief under the Federal Bankruptcy Code, or under any other law, or shall consent to the filing of any such petition against it or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of it or any substantial part of its property, or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action.

          Anything herein to the contrary notwithstanding, (x) for purposes of this Indenture, a Lease Event of Default resulting from a default in the payment of Supplemental Rent which is an Excepted Payment or is not payable to the Owner Trustee thereunder, shall not constitute an Event of Default hereunder without the written consent of the Owner Trustee, which shall be expressed in an Owner Trustee Certificate delivered to the Indenture Trustee, and (y) if TU Electric shall fail to pay any Excepted Payment due to any Person (other than the Indenture Trustee), such Person (or the Owner Trustee on behalf of such Person) shall have the right, to the exclusion of the Indenture Trustee, to enforce performance by TU Electric of any covenant of TU Electric to pay any such amount directly to such Person or to recover damages for the breach of the applicable indemnity provision of the Lease or otherwise; provided, however, that neither
                                               --------  -------
such Person nor the Owner Trustee on behalf of such Person shall have any remedy against the Indenture Estate or the right to exercise any remedy under Section 17 of the Lease (except the remedy of specific performance or a suit to recover damages at law).

          SECTION 8.02.  Acceleration Upon Notice; Rescission.
                         ------------------------------------

          (a) During the continuance of any Indenture Event of Default, either the Indenture Trustee in its discretion or the Holders of not less than 25% in aggregate principal amount of the Outstanding Bonds, by notice in writing to the Owner Trustee, the Owner Participant and to TU Electric (and to the Indenture Trustee if given by the Holders), may, subject to Section 8.09 hereof, declare the principal of all the Bonds then Outstanding and the interest accrued thereon to be due and payable immediately, and thereupon the same shall become immediately due and payable.

          (b) At any time after such a declaration of acceleration has been made and before any sale of the Indenture Estate, or any part thereof, shall have been made pursuant to any power of sale as hereinafter in this Article provided, the Holders of a majority in principal amount of the Bonds Outstanding, by written notice to the Owner Trustee, the Owner Participant, TU Electric and the Indenture Trustee, may rescind and annul such declaration and its consequences if

               (1) there shall have been paid to or deposited with the Indenture Trustee a sum sufficient to pay

                    (A) all overdue installments of interest on all Bonds,

                    (B) the principal of, and premium (if any) on any Bonds
               which have become due otherwise than by such declaration of acceleration and interest thereon at the respective rates provided in the Bonds for late payments of principal or premium,

                    (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the respective rates provided in the Bonds for late payments of interest, and

                    (D) all sums paid or advanced by the Indenture Trustee
               hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel; and

               (2) all Indenture Events of Default other than the non-payment of the principal of Bonds which have become due solely by such acceleration, have been cured or waived as provided in Section 8.08.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

          SECTION 8.03.  Suit; Possession; Title; Sale of Indenture Estate.
                         -------------------------------- ----------------

          (a) If an Indenture Event of Default has occurred and is continuing, the Indenture Trustee may, and is empowered to, in its discretion, subject to
Section 8.09 hereof (i) proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Indenture Trustee shall deem most effective to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for specific enforcement of any covenant or agreement contained in the Bonds or this Indenture, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in the Indenture Trustee by this Indenture or by law; or (ii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any obligations included in the Indenture Estate, or to foreclose or enforce any other agreement or other instrument by or under or pursuant to which such obligations are issued or secured, subject in each case to the provisions and requirements thereof; or (iii) sell (by one sale or by several sales), in all events subject to any mandatory requirements of Texas law and other law applicable thereto, at its election, and, except as provided in the last sentence of this Section 8.03(a), without further demand or notice of any kind which are hereby expressly waived by the Owner Trustee, the Indenture Estate (as an entirety or, to the extent permitted by law, any part thereof, in one or more parcels) and all right, title and interest, claim and demand therein, free of any right of redemption thereof to the extent permitted by law, such sale or sales to be made in such manner at such place or places and upon such terms as the Indenture Trustee may fix or determine in accordance with
Section 51.002 of the Texas Property Code, as amended, or successor statute thereto to the extent applicable, or as may be required by other applicable law; the Owner Trustee, to the extent permitted by law, hereby expressly waiving and releasing any or all equity or right of redemption (and TU Electric hereby acknowledging that it has no such equity or right of redemption); and on any such sale or sales, the Indenture Trustee is hereby appointed the true and lawful attorney-in-fact of the Owner Trustee (which appointment is irrevocable and coupled with an interest in the Bonds), in its name and stead or in the name of the Indenture Trustee, to execute all deeds, bills of sale and instruments of assignment and transfer, and to make all necessary conveyances, assignments, transfers and deliveries; and the receipt of the Indenture Trustee for the purchase money paid at any such sale shall be a sufficient discharge therefor to any purchaser of the Indenture Estate or any part thereof; or (iv) exercise any and all other rights and powers conferred upon the Indenture Trustee or Bondholders by this Indenture or the Bonds or hereafter existing at law or in equity or by statute. The Indenture Trustee agrees to give the Owner Participant and TU Electric 10 Business Days' notice of the time, date and location of any proposed sale pursuant to clause (iii) of this paragraph (a) at the address provided by the Owner Trustee, but failure to give such notice will not invalidate any sale pursuant to clause (iii) of this paragraph (a). The parties intend that this instrument shall constitute a deed of trust thereby conferring a power of sale as set forth herein.

          (b) In case the Indenture Trustee shall rightfully demand title or possession of any part or all of the Leased Assets in pursuance of this Indenture, the Owner Trustee and (in respect to possession only) TU Electric shall, at the request of the Indenture Trustee, promptly execute and deliver to the Indenture Trustee such instruments of title and other documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee to obtain title to, or to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of, the whole or any part of the Leased Assets to whose possession the Indenture Trustee shall at the time be entitled hereunder. If the Owner Trustee or TU Electric shall for any reason fail to execute and deliver such instruments and documents after such request by the Indenture Trustee, the Indenture Trustee may obtain a judgment conferring on the Indenture Trustee the right to immediate possession and requiring the Owner Trustee and TU Electric to execute and deliver such instruments and documents to the Indenture Trustee, to the entry of which judgment the Owner Trustee and TU Electric hereby specifically consent.

          (c) As a condition to exercising any of its rights and remedies hereunder in connection with an Indenture Event of Default hereunder while an Indenture Event of Default under Section 8.01(4) hereof has occurred and is continuing, the Indenture Trustee shall simultaneously with or prior to exercise of any other such right or remedy hereunder, exercise and diligently pursue one or more of its rights and remedies under the Lease (at least one of which remedies exercised and pursued by the Indenture Trustee shall involve the payment of Termination Value, an amount measured by Termination Value or an amount in excess of Termination Value) to the extent that it is then entitled to do so hereunder and under the Lease.

          (d) Notwithstanding any provision contained in this Indenture, if and for so long as no Lease Event of Default shall have occurred and be continuing, the Indenture Trustee's rights and exercise of remedies hereunder shall be subject to TU Electric's rights under the Lease.

          SECTION 8.04.  Suit Upon Lease; Claim in Bankruptcy.
                         ------------------------------------

          (a) If there shall be any default in any payment of Rent payable to the Owner Trustee under the Lease and assigned to the Indenture Trustee for a period of 20 days after such payment shall have become due and payable, then the Indenture Trustee as assignee of the Lease hereunder, in its own name and as trustee of any express trust, subject to Section 8.09, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid under the Lease, and may prosecute any such action or proceeding to judgment or final decree and may enforce any such judgment or final decree against TU Electric or any obligor and collect in the manner provided by law out of property of TU Electric subject to the liens of any other mortgages then existing on such property or such obligor, wherever situated, the moneys adjudged or determined to be payable. Any moneys so collected by the Indenture Trustee shall be applied as provided in Article Four.

          (b) In case there shall be pending proceedings relative to TU Electric or any other obligor upon the Bonds under Title 11 of the United States Code or any other applicable Federal or State bankruptcy, insolvency or other similar law, or in case a receiver, assignee, trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of TU Electric or its property or such other obligor, or in case of any other comparable judicial proceedings relative to TU Electric or such obligor, or to the creditors or property of TU Electric or such obligor, the Indenture Trustee as assignee of the Lease hereunder, irrespective of whether the principal of the Bonds shall then be due and payable as herein or therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand or declaration pursuant to the provisions of this Section 8.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, subject to the liens of any other mortgages then existing on such property, (i) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation, expenses, disbursements, liabilities and advances of the Indenture Trustee, its agents, attorneys and counsel) and of the Holders allowed in such proceedings, and (ii) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same; and any receiver, assignee, trustee, liquidator, custodian or sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each of the Holders to make such payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Holders, to pay to the Indenture Trustee such amount as shall be sufficient to cover the reasonable compensation, expenses, disbursements, liabilities and advances of the Indenture Trustee, its agents, attorneys and counsel and any other amounts due the Indenture Trustee under Section 7 of the Lease.

          SECTION 8.05.  Actions for Ratable Benefit of Bondholders.
                         ------------------------------------------

          All rights of action and all rights to assert claims under this Indenture, or under any of the Bonds, may be enforced by the Indenture Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment or reimbursement of the proper charges, expenses or advances of the Indenture Trustee, be for the ratable benefit of the Holders of the Bonds in respect of which such judgment has been recovered. In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party) the Indenture Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders party to such proceedings. The foregoing shall not be deemed to constitute a covenant or an acknowledgment by the Indenture Trustee that the Holders would necessarily be bound by the results of any proceedings involving the interpretation of any provision hereof without being appropriately joined (by means of a class action or otherwise) in such proceedings.

          SECTION 8.06.  Bondholders May Demand Enforcement of Rights by
                         -----------------------------------------------
                         Indenture Trustee.
                         -----------------

          If an Indenture Event of Default shall have occurred and shall be continuing, the Indenture Trustee shall, upon the written request of the Holders of a majority in aggregate principal amount of the Bonds of all series of Bonds then Outstanding and upon the offering of indemnity as provided in Section 9.03(e), proceed to institute one or more suits, actions or proceedings at law, in equity or otherwise, or take any other appropriate remedy, to enforce payment of the principal of, or premium, if any, or interest on, the Bonds or to foreclose this Indenture or to sell the Indenture Estate under a judgment or decree of a court or courts of competent jurisdiction or under the power of sale herein granted, or take such other appropriate legal, equitable or other remedy, as the Indenture Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights or powers of the Indenture Trustee or the Bondholders, or, in case such Bondholders shall have requested a specific method of enforcement permitted hereunder, in the manner requested, provided that such action shall not be otherwise than in accordance with law and the provisions of this Indenture, and the Indenture Trustee, subject to such indemnity provisions, shall have the right to decline to follow any such request if the Indenture Trustee in good faith shall determine that the suit, proceeding or exercise of other remedy so requested would involve the Indenture Trustee in personal liability or expense.

          SECTION 8.07.  Control by Bondholders.
                         ----------------------

          The Holders of a majority in principal amount of the Outstanding Bonds of all series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee, provided that
                                                                  --------

          (1) such direction shall not be in conflict with any rule of law or with the rights of TU Electric under this Indenture, and

          (2) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction.

          SECTION 8.08.  Waiver of Past Defaults.
                         -----------------------

          The Holders of not less than a majority in principal amount of the Outstanding Bonds of all series may on behalf of the Holders of all the Bonds of all series waive any past default hereunder and its consequences, except a default

          (1) in the payment of the principal of, or premium (if any) or interest on, any Bonds, or

          (2) in respect of a covenant or provision hereof which under Article Eleven cannot be modified or amended without the consent of the Holder of each Outstanding Bond affected.

          Upon any such waiver, such default shall cease to exist, and any Indenture Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          SECTION 8.09.  Right to Pay Rent; Bond Purchase; Substitute Lease.
                         --------------------------------------------------

          (a) Anything in this Article Eight to the contrary notwithstanding, an Indenture Event of Default shall be deemed cured:

          (i) if such Indenture Event of Default results from non-payment of Basic Rent under the Lease, if the Owner Trustee shall have paid all of such defaulted Basic Rent to the extent required to enable the Indenture Trustee to make all payments contemplated in clauses FIRST and SECOND of
     Section 4.01 (plus interest on such amount as required by the Lease) within 30 days after the receipt by the Owner Trustee of notice of such non-payment, such receipt to be evidenced by, among other things, any notice thereof either given to the Owner Trustee in accordance with the notice provisions of the Participation Agreement, or

         (ii) if such Indenture Event of Default results from non-payment of a specific item of Supplemental Rent under the Lease due on demand or on the date or dates specified in the Lease, and the Owner Trustee shall have paid so much of such defaulted Supplemental Rent as shall not constitute an Excepted Payment (plus interest on such amount as required by the Lease) within 30 days after the receipt by the Owner Trustee of notice of such non-payment, such receipt to be evidenced by, among other things, any notice thereof given to the Owner Trustee in accordance with the notice provisions of the Participation Agreement, or

        (iii) if such Indenture Event of Default results from a failure of TU Electric to perform or observe any covenant, condition or agreement to be performed or observed by TU Electric under the Indenture, the Lease or the other Operating Documents to which it is a party other than the covenants or agreements to pay Basic Rent, and the Owner Trustee shall have performed or observed any such covenant, condition or agreement on behalf of TU Electric within 30 days after receipt by the Owner Trustee and TU Electric of notice of the occurrence of such failure, such receipt to be evidenced by, among other things, any notice thereof given to the Owner Trustee in accordance with the notice provisions of the Participation Agreement, unless TU Electric shall fail to make all payments (A) in the case of (i) above, of Basic Rent due and payable and unpaid by TU Electric on more than four consecutive Basic Rent Payment Dates or (B) in the case of (i) above, of any Basic Rent on more than eight Basic Rent Payment Dates during the Lease Term.

          (b) The Owner Trustee, upon exercising cure rights under this Section, shall not obtain any Lien on any part of the Indenture Estate or on account of such payment or performance for the costs and expenses incurred in connection therewith nor, except as expressly provided in the immediately succeeding sentence, shall any claims of the Owner Trustee against TU Electric or any other Person for the repayment thereof impair the prior right and security interest of the Indenture Trustee in and to the Indenture Estate. Upon any payment by the Owner Trustee pursuant to this Section 8.09, the Owner Trustee shall (to the extent of the payment made by it) be subrogated to the rights of the Holders of the Bonds to receive the payment of Rent with respect to which the Owner Trustee made such payment and interest on account of such Rent payment being overdue in the manner set forth in the next sentence. If the Indenture Trustee shall thereafter receive such payment of Rent and such interest, the Indenture Trustee shall, notwithstanding the requirements of Section 4.01, on the date such payment is received by the Indenture Trustee, remit such payment of Rent (to the extent of the payment made by the Owner Trustee pursuant to this Section 8.09) and such interest to the Owner Trustee in reimbursement for the funds so advanced by it, provided that if (x) any Indenture Event of Default hereunder
                --------
shall have occurred and be continuing or (y) any payment of Rent or of principal or interest on any Bond then shall be overdue, such payment shall not be remitted to the Owner Trustee but shall be held by the Indenture Trustee as security for the obligations secured hereby and distributed in accordance with
Section 4.01 or 4.06 hereof, as appropriate, and provided, further, that if the
                                                 --------  -------
principal of and interest on the Bonds shall have become due and payable pursuant to Section 8.02 hereof, such Rent and interest thereon shall be distributed by the Indenture Trustee in the order of priority set forth in Section 4.03 hereof.

          (c) Each Holder of Bonds, by acceptance thereof agrees to sell such Bonds to the Owner Trustee in accordance with this paragraph, if (I) the Bonds have been accelerated pursuant to Section 8.02 hereof and such acceleration has not theretofore been rescinded, (II) no Indenture Event of Default under Section 8.01(3) arising out of any failure by the Owner Trustee or Owner Participant to perform or observe any covenant, condition or agreement to be performed or observed by it under this Indenture shall have occurred and be continuing, (III) the Owner Trustee, within 45 days after receiving notice from the Indenture Trustee pursuant to Section 8.02 hereof, shall give written notice to the Indenture Trustee and each Holder of Bonds at the time Outstanding of the Owner Trustee's intention to purchase all of the Bonds in accordance with this paragraph, which notice shall specify the date fixed for such purchase (the "Purchase Date"), and (IV) on or prior to the Purchase Date specified in such notice of intention to purchase, the Owner Trustee shall pay to the Indenture Trustee an amount equal to the sum of (x) the aggregate unpaid principal amount of all Bonds Outstanding together with accrued but unpaid interest thereon to the date of such payment (interest after notice of intention to purchase is given to be accrued at the rate provided for prior to the applicable Indenture Default), plus (y) the aggregate amount, if any, of all sums which, if Section
4.03 were then applicable, such Holder would be entitled to be paid before any payments were to be made to the Owner Trustee. Upon payment to the Indenture Trustee of the amounts payable on the Bonds pursuant to this paragraph, each Holder shall be deemed to sell, assign, transfer and convey to the Owner Trustee (without recourse or warranty of any kind other than of title to the Bonds so conveyed) all of the right, title and interest of such Holder in and to the Indenture Estate, this Indenture, all Bonds held by such Holder and the Participation Agreement, and the Owner Trustee shall thereupon assume all such Holder's rights and obligations in such documents; provided, that no such Holder
                                                   --------
shall be deemed so to convey unless (1) all other Bonds issued by the Owner Trustee at the time Outstanding are simultaneously to be purchased by the Owner Trustee pursuant to this paragraph and (2) such conveyance is not in violation of any applicable law or governmental rule or regulation. From and after the Purchase Date, if a Bond is tendered to the Indenture Trustee, it shall be deemed tendered for purchase rather than payment, and such Bond shall be purchased rather than redeemed from moneys deposited for the purchase thereof pursuant to this paragraph (c). If a Bond is not tendered, said Bonds shall be, and shall be deemed to be purchased, and on the Purchase Date interest thereon shall cease to accrue to the former Holder of the Bond and said former Holder shall have no further rights or interest in such Bond except that said former Holder shall be entitled to payment of the principal of and accrued interest on such Bond to the Purchase Date. On and after the Purchase Date, the Indenture Trustee shall no longer treat the former Holder of such Bond as the Holder, except for purposes of such Holder's right to receive payment of such Bond as set forth in this paragraph. On the Purchase Date, the Bond Registrar shall transfer ownership of the Bonds into the name of the Owner Trustee. All charges and expenses required to be paid in connection with the issuance of any new Bonds pursuant to this paragraph shall be borne by the Owner Trustee.

          SECTION 8.10.  Bondholder May Not Bring Suit Except under Certain
                         --------------------------------------------------
                         Conditions.
                         ----------

          A Bondholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise for the foreclosure of this Indenture, for the appointment of a receiver or for the enforcement of any other remedy under or upon this Indenture, unless:
                                     ------

          (1) such Bondholder previously shall have given written notice to the Indenture Trustee of a continuing Indenture Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of the Bonds of all series then Outstanding shall have requested the Indenture Trustee in writing to institute such action, suit or proceeding and shall have offered to the Indenture Trustee indemnity as provided in Section 9.03(e);

          (3) the Indenture Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

          (4) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of Outstanding Bonds of all series.

          It is understood and intended that no one or more of the Bondholders shall have any right in any manner whatever hereunder or under the Bonds to (i) surrender, impair, waive, affect, disturb or prejudice the Lien of this Indenture on any property subject thereto or the rights of the Holders of any other Bonds, (ii) obtain or seek to obtain priority over or preference to any other such Holder or (iii) enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all the Bondholders of all series subject to the provisions of this Indenture.

          SECTION 8.11.  Undertaking to Pay Court Costs.
                         ------------------------------

          All parties to this Indenture, and each Bondholder by his acceptance of a Bond of any series, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding for the enforcement of any right or remedy under this Indenture, or in any suit, action or proceeding against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee hereunder, the filing by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, action or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the
                                                --------  -------
provisions of this Section shall not apply to (a) any suit, action or proceeding instituted by the Indenture Trustee other than at the direction of Bondholders,
(b) any suit, action or proceeding instituted by any Bondholder or group of Bondholders holding in the aggregate more than 10% in aggregate principal amount of the Bonds of all series then Outstanding or (c) any suit, action or proceeding instituted by any Bondholder for the enforcement of the payment of the principal of, or premium, if any, or interest on, any of the Bonds, on or after the respective due dates expressed therein.

          SECTION 8.12.  Right of Bondholders to Receive Payment Not to be
                         -------------------------------------------------
                         Impaired.
                         --------

          Anything in this Indenture to the contrary notwithstanding, the right of any Holder of any Bond to receive payment of the principal of, and premium, if any, and interest on, such Bond, on or after the respective due dates expressed in such Bond (or, in case of redemption, on the Redemption Date fixed for such Bond), or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 8.13.  Waiver of Appraisal, Valuation, Stay, Right to
                         ----------------------------------------------
                         Marshalling.
                         -----------

          To the extent it may lawfully do so, each of TU Electric and the Owner Trustee, for itself and for any Person who may claim through or under it, hereby:

          (1) agrees that neither it nor any such Person will set up, plead, claim or in any manner whatsoever take advantage of, any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance or enforcement or foreclosure of this Indenture, (ii) the sale of any of the Indenture Estate, or

     (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

          (2) waives all benefit or advantage of any such laws;

          (3) waives and releases all rights to have the Indenture Estate marshalled upon any foreclosure, sale or other enforcement of this Indenture; and

          (4) consents and agrees that all the Indenture Estate may at any such sale be sold by the Indenture Trustee as an entirety.

          SECTION 8.14.  Remedies Cumulative; Delay or Omission Not a Waiver.
                         ---------------------------------------------------

          Every remedy given hereunder to the Indenture Trustee or to any of the Bondholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, or equity or otherwise, in its absolute discretion. No course of dealing between TU Electric or the Owner Trustee and the Indenture Trustee or the Bondholders or any delay or omission of the Indenture Trustee or of any Bondholder to exercise any right, remedy or power accruing upon any Indenture Event of Default shall impair any right, remedy or power or shall be construed to be a waiver of any such Indenture Event of Default or of any right of the Indenture Trustee or of the Bondholders or acquiescence therein, and, subject to the provisions of Section 8.07 and 8.10, every right, remedy and power given by this Article to the Indenture Trustee or to the Bondholders may be exercised from time to time and as often as may be deemed expedient by the Indenture Trustee or by the Bondholders.


                                  ARTICLE NINE

                             THE INDENTURE TRUSTEE

          SECTION 9.01.  Certain Duties and Responsibilities.
                         -----------------------------------

          (a) Except during the continuance of an Indenture Event of Default:

          (1) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

          (2) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (b) In case an Indenture Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (1) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

          (2) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

          (3) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Bonds of all series relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture; and

          (4) no provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) The Indenture Trustee shall withhold such amount of any payment to Bondholders required to be withheld, and shall account for the same, in accordance with applicable law.

          (e) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

          SECTION 9.02.  Notice of Defaults.
                         ------------------

          The Indenture Trustee shall transmit by mail to all Bondholders, as their names and addresses appear in the Bond Register, as promptly as practicable after and in any event within 90 days after the occurrence of any default hereunder, notice of any defaults known to the Indenture Trustee, unless such default shall have been cured or waived before the giving of such notice;

provided, however, that, except in the case of a default in the payment of the
--------  -------
principal of, premium, if any, or interest on any Bond or in the payment of any Sinking Fund installment with respect to any series, the Indenture Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Indenture Trustee in good faith determine that the withholding of such notice is in the interests of the Bondholders; and provided,
                                                                       --------
further, that in the case of any default of the character specified in Section
-------
8.01(3) no such notice to Bondholders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Indenture Event of Default.

          SECTION 9.03.  Certain Rights of Indenture Trustee.
                         -----------------------------------

          Except as otherwise provided in Section 9.01:

          (a) the Indenture Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Owner Trustee mentioned herein shall be sufficiently evidenced by an Owner Trustee Request or Owner Trustee Certificate and any request of TU Electric shall be sufficiently evidenced by a TU Electric Request;

          (c) whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate or an Owner Trustee Certificate, as the case may be;

          (d) the Indenture Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Bondholders pursuant to this Indenture, unless such Bondholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of TU Electric or the Owner Trustee, personally or by agent or attorney;

          (g) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it;

          (h) the Indenture Trustee shall not be personally liable, in the case of entry by it upon the Indenture Estate, for debts contracts or liabilities or damages incurred in the management or operation of the Indenture Estate, unless negligent or due to its misconduct; and

          (i) for all purposes of this Indenture, in the absence of actual knowledge of a Responsible Officer of the

     Indenture Trustee, the Indenture Trustee shall not be deemed to have knowledge of an Indenture Default (except the failure of TU Electric to pay any installment of Basic Rent when the same shall become due) unless notified in writing by any Holder of a Bond, the Owner Participant, the Owner Trustee or the Lessee.

          SECTION 9.04.  Not Responsible for Recitals or Issuance of Bonds.
                         -------------------------------------------------

          The recitals contained herein and in the Bonds, except the certificates of authentication, shall not be taken as the statements of the Indenture Trustee, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture, the Indenture Estate or the Bonds, except that the Indenture Trustee hereby represents and warrants that this Indenture has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf and that it has power to perform hereunder. The Indenture Trustee shall not be accountable for the use or application by the Owner Trustee of Bonds or the proceeds thereof.

          SECTION 9.05.  Indenture Trustee and Authorized Agents May Hold Bonds.
                         ------------------------------------------------------

          The Indenture Trustee, any Paying Agent, Bond Registrar or any other agent of the Owner Trustee, in its individual or any other capacity, may become the owner or pledgee of Bonds and, subject to Sections 9.08 and 9.13, may otherwise deal with the Owner Trustee and TU Electric with the same rights it would have if it were not Indenture Trustee, Paying Agent, Bond Registrar or such other agent.

          SECTION 9.06.  Funds May Be Held by Indenture Trustee or Paying Agent;
                         -------------------------------------------------------
                         Investments.
                         -----------

          (a) Subject to Section 5.03 and subsection (b) of this Section 9.06, any moneys held by the Indenture Trustee or the Paying Agent hereunder as part of the Indenture Estate may until paid out by the Indenture Trustee or the Paying Agent as herein provided, be carried by the Indenture Trustee or the Paying Agent on deposit with itself, and neither the Indenture Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as otherwise agreed in writing with the Owner Trustee and approved in writing by TU Electric.

          (b) At any time and from time to time (subject to Section 3.01 hereof) if at the time no Indenture Event of Default has occurred and is continuing, the Indenture Trustee shall, on TU Electric Request, invest and reinvest in Permitted Investments as specified in such TU Electric Request any moneys from the sale of the Bonds at the time on deposit with the Indenture Trustee as part of the Indenture Estate, together with any income and gains from the investment and reinvestment thereof, and sell any Permitted Investments, in either case, at such prices, including accrued interest, as are set forth in such Request, and such Permitted Investments shall be held by the Indenture Trustee until so sold in trust as part of the Indenture Estate. The Indenture Trustee shall, on TU Electric Request, sell such Permitted Investments as may be specified therein. The Indenture Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this subsection (b).

          SECTION 9.07.  Compensation and Reimbursement.
                         ------------------------------

          TU Electric agrees:

          (1) to pay, or cause to be paid, to each of the Indenture Trustee and any Authorized Agent from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) to reimburse, or cause to be reimbursed, each of the Indenture Trustee and any Authorized Agent upon its request for all expenses, disbursements and advances incurred or made by it in accordance with any provision of this Indenture (including the compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence, willful misconduct or bad faith; and

          (3) to indemnify, or cause to be indemnified, each of the Indenture Trustee, any predecessor Indenture Trustee and any Authorized Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          As security for the performance of the obligations of TU Electric under this Section, the Indenture Trustee shall have a lien prior to the Bonds upon all property and funds held or collected by the Indenture Trustee as such, other than Excepted Payments and funds held in trust for the payment of principal of (and premium, if any) or interest on particular Bonds.

          SECTION 9.08.  Disqualification; Conflicting Interests.
                         ---------------------------------------

          (a) If the Indenture Trustee has or shall acquire any conflicting interest, as defined in this Section, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this Article.

          (b) In the event that the Indenture Trustee shall fail to comply with the provisions of subsection (a) of this Section the Indenture Trustee shall, within 10 days after the expiration of such 90-day period, transmit by mail to all Bondholders, as their names and addresses appear in the Bonds Register, notice of such failure.

          (c) For the purposes of this Section, the Indenture Trustee shall be deemed to have a conflicting interest if

          (1) the Indenture Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of any obligor on the Bonds are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Bonds issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any indenture or indentures under which other securities, or certificates of interest or participation in other securities of any obligor on the Bonds are outstanding, if such obligor shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Indenture Trustee from acting as such under one of such indentures;

          (2) the Indenture Trustee or any of its directors or executive officers is an obligor upon the Bonds or an underwriter for such obligor;

          (3) the Indenture Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with any obligor on the Bonds or an underwriter for such obligor;

          (4) the Indenture Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of any obligor on the Bonds, or of an underwriter (other than the Indenture Trustee itself) for such obligor who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of an obligor on the Bonds but may not be at the same time an executive officer of both the Indenture Trustee and such obligor; (ii) if and so long as the number of directors of the Indenture Trustee in office is more than nine, one additional individual may be director or an executive officer, or both, of the Indenture Trustee and director of an obligor on the Bonds; and (iii) the Indenture Trustee may be designated by an obligor on the Bonds or by any underwriter for such obligor to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this subsection, to act as trustee, whether under an indenture or otherwise;

          (5) 10% or more of the voting securities of the Indenture Trustee is beneficially owned either by any director, partner, or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Indenture Trustee is beneficially owned either by an underwriter for any obligor on the Bonds or by any director, partner or executive officer thereof, or is beneficially owned collectively by any two or more such persons;

          (6) the Indenture Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security, of any obligor on the Bonds not including the Bonds issued under this Indenture and securities issued under any other indenture under which the Indenture Trustee is also trustee, or
     (ii) 10% or more of any class of security of an underwriter for any obligor on the Bonds;

          (7) the Indenture Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection defined), 5% or more of the voting securities of any person who, to the knowledge of the Indenture Trustee, owns 10% or more of the voting securities of or controls directly or indirectly or is under direct or indirect common control with, any obligor on the Bonds;

          (8) the Indenture Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default (as hereinafter in this subsection defined), 10% or more of any class of security of any person who, to the knowledge of the Indenture Trustee, owns 50% or more of the voting securities of any obligor on the Bonds; or

          (9) the Indenture Trustee owns, on May 15 in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6),
     (7) or (8) of this subsection. As to any such securities of which the Indenture Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after May 15 in each calendar year, the Indenture Trustee shall make a check of its holdings of such securities in any of the above mentioned capacities as of such May 15. If any obligor upon the Bonds fails to make payment in full of the principal of, or the premium, if any, or interest on, any of the Bonds when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Indenture Trustee shall make a prompt check of its holdings of such securities in any of the above mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Indenture Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Indenture Trustee for the purposes or paragraphs (6), (7) and (8) of this subsection.

          The specification of percentages in paragraphs (5) to (9) inclusive, of this subsection, shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subsection.

          For the purposes of paragraphs (6), (7) and (9) of this subsection only, (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys loaned to a person by one or more banks, trust or banking firms, or any certificate of interest or participation in any such note or evidence or indebtedness; (ii) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Indenture Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

          Except as provided in the next preceding paragraph, the word "security" or "securities" as used in this Indenture shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in a temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to purchase, any of the foregoing.

          (d) For the purposes of this Section:

          (1) The term "underwriter" when used with reference to any obligor on the Bonds means every person who, within three years prior to the time as of which the determination is made, has purchased from such obligor with a view to, or has offered or sold for such obligor in connection with, the distribution of any security of such obligor outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or seller's commission.

          (2) The term "director" means any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

          (3) The term "person" means an individual, a company, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

          (4) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

          (5) The term "obligor" means any obligor upon the Bonds within the meaning of the Trust Indenture Act.

          (6) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

          (e) The percentages of the voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

          (1) A specified percentage of the voting securities of the Indenture Trustee, any obligor or any other person referred to in this Section (each of whom is referred to as "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

          (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

          (3) The term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.

          (4) The term "outstanding" means issued and held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                   (i) securities of an issuer held in a sinking fund relating to securities of issuer of the same class;

                  (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                 (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                  (iv) securities held in escrow if placed in escrow by the issuer thereof;

     provided, however, that any voting securities of an issuer shall be deemed
     --------  -------
     outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

          (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders substantially the same rights and privileges provided, however, that in the case of
                                    --------  -------
     secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that in the case of unsecured
                           --------  -------
     evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued a single indenture.

          SECTION 9.09.  Corporate Indenture Trustee Required; Eligibility.
                         -------------------------------------------------

          There shall at all times be an Indenture Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws of the United States of America or of any State, to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 9.10.  Resignation and Removal; Appointment of Successor.
                         -------------------------------------------------

          (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 9.11.

          (b) The Indenture Trustee may resign at any time by giving written notice thereof to TU Electric and the Owner Trustee. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to TU Electric, the Owner Trustee and the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

          (c) The Indenture Trustee may be removed at any time by Act of the Holders of a majority in principal amount of Outstanding Bonds of all series, delivered to the Indenture Trustee, TU Electric and to the Owner Trustee.

          (d) If at any time:

              (i) the Indenture Trustee shall fail to comply with Section 9.08(a) after written request therefor by the Owner Trustee or by any Bondholder who has been a bona fide Holder of a Bond for at least 6 months, or

             (ii) the Indenture Trustee shall cease to be eligible under
     Section 9.09 and shall fail to resign after written request therefor by the Owner Trustee or by such Bondholder, or

            (iii) the Indenture Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Indenture Trustee or of its property shall be appointed or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Owner Trustee, acting after consultation with TU Electric, may remove the Indenture Trustee or (ii) subject to Section 8.10, any Bondholder who has been a bona fide Holder of a Bond for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

          (e) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Indenture Trustee for any cause, the Owner Trustee, acting after consultation with TU Electric, shall promptly appoint a successor Indenture Trustee. If, within 1 year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Indenture Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Bonds of all series delivered to TU Electric, the Owner Trustee and the retiring Indenture Trustee, the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee and supersede the successor Indenture Trustee appointed by the Owner Trustee. If no successor Indenture Trustee shall have been so appointed by the Owner Trustee, acting after consultation with TU Electric, or the Bondholders and accepted appointment in the manner hereinafter provided, any Bondholder who has been a bona fide Holder of a Bond for at least 6 months may, on behalf of himself and all other similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

          (f) The Owner Trustee shall give notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Bonds as their names and addresses appear in the Bond Register. Each notice shall include the name of the successor Indenture Trustee and the address of its Indenture Trustee Office.

          SECTION 9.11.  Acceptance of Appointment by Successor.
                         --------------------------------------

          Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to TU Electric, the Owner Trustee and to the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee; but on request of the Owner Trustee or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, and he shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 9.07. Upon request of any such successor Indenture Trustee, TU Electric and the Owner Trustee shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

          No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.

          SECTION 9.12.  Merger, Conversion, Consolidation or Succession to
                         --------------------------------------------------
                         Business.
                         --------

          Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Bonds shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Bonds.

          SECTION 9.13.  Preferential Collection of Claims against any Obligor.
                         --------------------------------- -------------------

          (a) Subject to subsection (b) of this Section, if the Indenture Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of any obligor on the Bonds (as defined in subsection (c) of this Section) within four months prior to a default, as defined in subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Indenture Trustee shall set apart and hold in a special account for the benefit of the Indenture Trustee individually, the Holders of the Bonds and the holders of other indenture securities (as defined in subsection (c) of this Section):

          (i) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four-month period and valid as against any obligor on the Bonds and its other creditors, except any such reduction result from the receipt or disposition of any property described in paragraph (ii) of this subsection, or from the exercise of any right of set-off which the Indenture Trustee could have exercised if a petition in bankruptcy had been filed by or against any such obligor upon the date of such default; and

          (ii) all property received by the Indenture Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of any obligor on the Bonds and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Indenture
Trustee:

          (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than an obligor on the Bonds) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Indenture Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against such obligor in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law;

          (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four-month period;

          (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Indenture Trustee shall sustain the burden of proving that at the time such property was so received the Indenture Trustee had no reasonable cause to believe that a default as defined in subsection (c) of this Section would occur within four months; or

          (D) to receive payment on any claim referred to in paragraph (B) or
     (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such four-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Indenture Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

          If the Indenture Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Indenture Trustee, the Bondholders and the holders of other indenture securities in such manner that the Indenture Trustee, the Bondholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the obligor on the Bonds in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Indenture Trustee anything on account of the receipt by it from such obligor of the funds and property in such special account and before crediting to the respective claims of the Indenture Trustee and the Bondholders and the holders of other indenture securities dividends on claims filed against such obligor in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion between the Indenture Trustee and the Bondholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or
(ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Indenture Trustee and the Bondholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

          Any Indenture Trustee which has resigned or been removed after the beginning of such four-month period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred. If any Indenture Trustee has resigned or been removed prior to the beginning of such four-month period, it shall be subject to the provisions of this subsection if and only if the following conditions exist:

             (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account if such Indenture Trustee had continued as Indenture Trustee, occurred after the beginning of such four-month period; and

            (ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.

             (b) There shall be excluded from the operation of subsection (a) of this Section a creditor relationship arising from

             (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Indenture Trustee;

             (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Bondholders at the time and in the manner provided in this Indenture;

             (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

             (4) an indebtedness created as a result of service, rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section;

          (5) the ownership of stock or other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of TU Electric; or

          (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section.

          (c) For purposes of this Section only:

          (1) The term "default" means any failure to make payment in full of the principal of or interest on any of the Bonds or upon the other indenture securities when and as such principal or interest becomes due and payable.

          (2) The term "other indenture securities" means securities upon which the Person obligated thereunder is an obligor (as defined in the TIA) outstanding under any other indenture (i) under which the Indenture Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in a special account as provided in subsection (a) of this Section.

          (3) The term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

          (4) The term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by any obligor on the Bonds for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Indenture Trustee simultaneously with the creation of the creditor relationship with such obligor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

          (5) The term "obligor" means any obligor upon the Bonds within the meaning of the TIA.

          SECTION 9.14.  Maintenance of Agencies.
                         -----------------------

          (a) There shall at all times be maintained an office or agency where Bonds may be presented or surrendered for transfer or exchange or for the registration thereof, and for payment of principal, premium (if any) and interest. Such office or agency shall be initially at the office of The First National Bank of Chicago, as Paying Agent and Bond Registrar, located at One North State Street, Chicago, Illinois 60602 or in the City of New York, at the office of The First Chicago Trust Company of New York, as agent of Paying Agent and Bond Registrar. Notices and demands to or upon the Indenture Trustee in respect of the Bonds or of this Indenture may be served at the Indenture Trustee Office. Written notice of the location of each such other office or agency and of any change of location thereof shall be given to the Owner Trustee and to the Indenture Trustee. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Indenture Trustee.

          (b) There shall at all times be a Bond Registrar and a Paying Agent hereunder. The First National Bank of Chicago is hereby appointed as Paying Agent and Bond Registrar hereunder. Each Bond Registrar (other than the Indenture Trustee) shall furnish to the Indenture Trustee, at stated intervals of not more than six months, and at such other times as the Indenture Trustee may request in writing, a copy of the Bond Register.

          (c) Any Paying Agent (other than the Indenture Trustee) from time to time appointed hereunder shall execute and deliver to the Indenture Trustee an instrument in which said Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of principal of, premium (if any) and interest on Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Indenture Trustee within five days thereafter notice of any default by any obligor upon the Bonds in the making of any such payment of principal, premium (if any) or interest; and

          (3) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent.

Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Indenture Trustee may, to the extent authorized by written instructions of the Indenture Trustee, be made to or received or held by a Paying Agent for the account of the Indenture Trustee.

          (d) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

          (e) Any Authorized Agent may at any time resign by giving written notice of resignation to the Indenture Trustee, TU Electric and the Owner Trustee. The Owner Trustee, may, and at the request of the Indenture Trustee shall, at any time, terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Indenture Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (which, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Owner Trustee shall promptly appoint one or more qualified successor Authorized Agents approved by the Indenture Trustee and each Owner Trustee to perform the functions of the Authorized Agent who has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Owner Trustee shall give written notice of any such appointment to all Holders as their names and addresses appear on the Bond Register.

          SECTION 9.15.  Co-Indenture Trustee or Separate Trustee.
                         -------------------------------- -------

          (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which property shall be held subject to the Lien hereof, or the Indenture Trustee shall be advised by counsel, satisfactory to it, that it is necessary, prudent or convenient in the interest of the Bondholders, or the Holders of a majority in principal amount of the Outstanding Bonds shall in writing so request, the Indenture Trustee, the Owner Trustee and TU Electric shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company or one or more Persons approved by the Indenture Trustee either to act as co-trustee or co-trustees of all or any part of the Indenture Estate jointly with the Indenture Trustee originally named herein or any successor or successors, or to act as separate trustee or trustees of all or any such property. In the event TU Electric and the Owner Trustee shall have not joined in the execution of such instruments and agreements within 10 days after the receipt of a written request from the Indenture Trustee so to do, or in case an Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee may act under the foregoing provisions of this Section without the concurrence of TU Electric or the Owner Trustee upon giving written notice to TU Electric of the name and address of such proposed co-trustee; and TU Electric or the Owner Trustee hereby appoints the Indenture Trustee its agent and attorney to act for it under the foregoing provisions of this Section in either of such contingencies, provided, however, that within ninety days following any appointment of a co-trustee without the concurrence of TU Electric, TU Electric may, if there shall not have occurred and be continuing an Indenture Event of Default, remove such co-trustee by written notice to the Indenture Trustee, the co-trustee and the Owner Trustee.

          (b) Every additional trustee hereunder shall, to the extent permitted by law, be appointed and act, and such additional trustee and its successors shall act, subject to the following provisions and conditions, namely:

          (1) the Bonds shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the custody, control and management of moneys, papers or securities, shall be exercised, solely by the Indenture Trustee;

          (2) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such additional trustee or trustees jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee or trustees;

          (3) no power given hereby to, or which it is provided hereby may be exercised by, any such additional trustee or trustees, shall be exercised hereunder by such additional trustee or trustees, except jointly with, or with the consent in writing of, the Indenture Trustee, anything herein contained to the contrary notwithstanding;

          (4) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (5) TU Electric, the Owner Trustee and the Indenture Trustee, at any time, by an instrument in writing, executed by them jointly, may remove any such additional trustee, and in that case, by an instrument in writing executed by them jointly, may appoint a successor or successors to such additional trustee or trustees, as the case may be, anything herein contained to the contrary, notwithstanding. In the event that TU Electric and the Owner Trustee shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Indenture Trustee to do so, the Indenture Trustee shall have the power to remove any such additional trustee and to appoint a successor additional trustee without the concurrence of TU Electric and the Owner Trustee, hereby appointing the Trustee its agent and attorney to act for it in such connection in such contingency provided, however, that, if there shall not have
                           --------  -------
               occurred and be continuing an Indenture Event of Default, within ninety days following any appointment of a co-trustee without the concurrence of TU Electric, TU Electric may remove such co-trustee by written notice to the Indenture Trustee, the co-trustee and the Owner Trustee. In the event that the Indenture Trustee alone shall have appointed an additional trustee or trustees or co-trustee or co-trustees as above provided, it may at any time, by an instrument in writing, remove any such additional trustee or co-trustee, the successor to any such trustee or co-trustee so removed to be appointed by TU Electric, the Owner Trustee and the Indenture Trustee, or by the Indenture Trustee alone, as hereinbefore in this Section provided, subject to the aforesaid right of TU Electric, if there shall not have occurred and be continuing an Indenture Event of Default, to remove such co-trustee within ninety days after such appointment.

                                 ARTICLE TEN

                       BONDHOLDERS' LISTS AND REPORTS BY
                       INDENTURE TRUSTEE AND TU ELECTRIC

          SECTION 10.01. TU Electric to Furnish Indenture Trustee Names and
                         --------------------------------------------------
                         Addresses of Bondholders.
                         ------------------------

          TU Electric will furnish or cause to be furnished to the Indenture Trustee semiannually, on a date not more than 15 days after each regular Record Date with respect to an Interest Payment Date, in each year, and at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by TU Electric of any such request, a list, in such form as the Indenture Trustee may reasonably require, containing all of the information in the possession or control of TU Electric or any Paying Agent other than the Indenture Trustee as to the names and addresses of the Holders of Bonds, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that TU Electric need not furnish or cause to be
           --------  -------
furnished any such list with respect to Bonds with respect to which the Indenture Trustee maintains the books for the registration and transfer of Bonds.

          SECTION 10.02. Preservation of Information; Communications to
                         ---------------------------- -----------------
                         Bondholders.
                         -----------

          (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Bonds contained in the most recent list, if any, furnished to the Indenture Trustee as provided in
Section 9.14(b) or Section 10.01, as the case may be, and the names and addresses of Holders of Bonds received by the Indenture Trustee in its capacity as Bond Registrar, if so acting. The Indenture Trustee may destroy any list furnished to it as provided in Section 9.14(b) or Section 10.01, as the case may be, upon receipt of a new list so furnished.

          (b) If three or more Holders of Bonds (hereinafter referred to as "applicants") apply in writing to the Indenture Trustee, and furnish to the Indenture Trustee reasonable proof that each such applicant has owned a Bond for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Bonds with respect to their rights under this Indenture or under the Bonds and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Indenture Trustee shall, within five Business Days after the receipt of such application, give written notice thereof to TU Electric and the Owner Trustee and at its election, either:

              (i) afford such applicants access to the information preserved at the time by the Indenture Trustee in accordance with Section 10.02(a), or

             (ii) inform such applicants as to the approximate number of Holders of Bonds whose names and addresses appear in the information preserved at the time by the Indenture Trustee in accordance with Section 10.02(a), and as to the approximate cost of mailing to such Bondholders the form of proxy or other communication, if any, specified in such application.

          If the Indenture Trustee shall not elect to afford such applicants access to such information, the Indenture Trustee shall, upon the written request of such applicants, mail to each Bondholder whose name and address appears in the information preserved at the time by the Indenture Trustee in accordance with Section 10.02(a), a copy of the form of proxy or other communication which is specified in such request with reasonable promptness after a tender to the Indenture Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Indenture Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Indenture Trustee, such mailing would be contrary to the best interests of the Holders of Bonds or would be in violation of applicable law. Such written statement shall specify the basis of such opinions. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Indenture Trustee shall mail copies of such material to all such Bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Indenture Trustee shall be relieved of any obligation or duty to such applicant respecting their application.

          (c) Every Holder of Bonds, by receiving and holding the same, agrees with TU Electric, the Owner Trustee and the Indenture Trustee that neither TU Electric, the Owner Trustee, the Owner Participant nor the Indenture Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Bonds in accordance with Section 10.02(b), regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 10.02(b).

          SECTION 10.03. Reports by Indenture Trustee.
                         ----------------------------

          (a) Within 60 days after July 1 in each year, commencing with July 1, 1990, the Indenture Trustee shall transmit by mail to all Bondholders, as their names and addresses appear in the Bond Register, a brief report dated as of such July 1 with respect to:

          (1) its eligibility under Section 9.09 and its qualifications under
     Section 9.08, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Sections, a written statement to such effect;

          (2) the character and amount of any advances (and if the Indenture Trustee elects so to state, the circumstances surrounding the making thereof) made by the Indenture Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Bonds, on any property or funds held or collected by it as Indenture Trustee, except that the Indenture Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Bonds Outstanding on the date of such report;

          (3) the amount, interest rate, and maturity date of all other indebtedness owing by an obligor on the Bonds within the meaning of the TIA to the Indenture Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 9.13(b)(2), (3),
     (4) or (6);

          (4) the property and funds subject to the lien hereof, if any, physically in the possession of the Indenture Trustee as such on the date of such report;

          (5) any release, or release and substitution, of property subject to the Lien of this Indenture (and the consideration therefor, if any) which the Indenture Trustee has not previously reported;

          (6) any additional issue of Bonds which the Indenture Trustee has not previously reported; and

          (7) any action taken by the Indenture Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Bonds, except action in respect of a default, notice of which has been or is to be withheld by the Indenture Trustee in accordance with
     Section 9.02.

          (b) The Indenture Trustee shall transmit to Bondholders as hereinafter provided a brief report with respect to:

          (1) the release, or release and substitution, of property subject to the Lien of this Indenture (and the consideration therefor, if any), such report to be transmitted within 90 days of such event; and

          (2) the character and amount of any advances (and if the Indenture Trustee elects to so state, the circumstances surrounding the making thereof) made by the Indenture Trustee (as such) since the date of the last report transmitted pursuant to subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Bonds, on property or funds held or collected by it as Indenture Trustee, and which it has not previously reported pursuant to this subsection, except that the Indenture Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Bonds Outstanding at such time, such report to be transmitted within 90 days after such time.

          (c) Reports pursuant to this Section 10.03 shall be transmitted by mail:

          (1) to all registered Holders, as the names and addresses of such Holders appear in the Bond Register;

          (2) to such Holders as have, within the two years preceding such transmission, filed their names and addresses with the Indenture Trustee for that purpose; and

          (3) except in the case of reports pursuant to Section 10.03(b), to each Bondholder whose name and address is preserved at the time by the Indenture Trustee, as provided in Section 10.02(a).

          (d) A copy of each such report shall, at the time of such transmission to Bondholders, be filed by the Indenture Trustee with each stock exchange upon which the Bonds are listed, and also with the Commission. The Owner Trustee will notify the Indenture Trustee when the Bonds are listed on any stock exchange.

          SECTION 10.04.  Reports by TU Electric.
                          ----------------------

          TU Electric will:

          (1) file with the Indenture Trustee, within 15 days after TU Electric is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which TU Electric may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if TU Electric is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by TU Electric with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3) transmit by mail to all Bondholders, as their names and addresses appear in the Bond Register, within 30 days after the filing thereof with the Indenture Trustee, such summaries of any information, documents and reports required to be filed by TU Electric pursuant to paragraphs (1) and
     (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

          Copies of all documents herein required to be provided to the Indenture Trustee will be provided to the Owner Trustee.

                                 ARTICLE ELEVEN

                            SUPPLEMENTAL INDENTURES

          SECTION 11.01. Supplemental Indentures Without Consent of Bondholders.
                         ------------------------------------------------------

          Without the consent of the Holders of any Bonds, TU Electric, when authorized by a Board Resolution, the Owner Trustee and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

          (1) to evidence the succession of another corporation to TU Electric, and the assumption by any such successor of the covenants of TU Electric herein contained, or to evidence the succession of another corporation to the Owner Trustee, and the assumption by any such successor of the covenants of the Owner Trustee herein and in the Bonds contained; or

          (2) to add to the covenants of TU Electric or the Owner Trustee, for the benefit of the Holders of the Bonds, or to surrender any right or power herein conferred upon TU Electric or the Owner Trustee; or

          (3) to convey, transfer and assign to the Indenture Trustee, and to subject to the Lien of this Indenture, with the same force and effect as though included in the Granting Clauses hereof, additional properties, and to correct or amplify the description of any property at any time subject to the Lien of this Indenture or to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the lien of this Indenture; or

          (4) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to qualify or continue the qualification of this Indenture (including any supplemental indenture) under the TIA, or under any similar Federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the TIA, excluding, however, the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted; or

          (5) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or

          (6) to establish the form or terms of the Bonds or any Series as permitted by Section 2.15 hereof; or

          (7) to effect an assumption by TU Electric of the obligations on the Bonds pursuant to Section 2.16; or

          (8) to change or amend any provision hereof provided that such change or amendment will not be applicable to any Bonds Outstanding prior to the date thereof;

          (9) to evidence the succession of a new Indenture Trustee hereunder or add a co-trustee and to make provisions as to the rights and duties of such co-trustee and as to the appointment and dismissal of any such co-trustee; or

          (10) to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interest of the Holders of the Bonds.

          Notwithstanding the foregoing, no supplemental indenture shall become effective except with the consent of the Holders of all Bonds then outstanding if as a result thereof the amounts payable to the Owner Trustee under the Lease (other than Excepted Payments) and assigned to the Indenture Trustee hereunder shall not be sufficient to pay when due the principal of, premium (if any) and interest on the Bonds.

          SECTION 11.02. Supplemental Indenture With Consent of Bondholders.
                         --------------------------------------------------

          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Bonds of all series, by Act of said Holders delivered to the Owner Trustee and the Indenture Trustee, TU Electric, when authorized by a Board Resolution, and the Owner Trustee may and the Indenture Trustee, subject to Section 11.03 shall, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner the rights and obligations of the Holders of the Bonds and of TU Electric and the Owner Trustee under this Indenture; provided, however, that no
                                                     --------  -------
such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of interest on, or the dates or circumstances of payment of premium (if any) on, any Bond, or reduce the principal amount thereof or the interest thereon or any amount payable upon the redemption thereof, or change the circumstances for redemption or change the Place of Payment where, or the coin or currency in which, any Bond or the premium (if any) or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or interest on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or such payment of premium (if any) on or after the date such premium becomes due and payable or change the dates or the amounts of payments to be made through the operation of the Sinking Fund in respect of a Bond of any series, or

          (2) permit the creation of any lien prior to or pari passu with the
                                                          ---- -----
     Lien of this Indenture with respect to any of the Indenture Estate, or terminate the Lien of this Indenture on any Indenture Estate or deprive any Bondholder of the security afforded by the Lien of this Indenture, or

          (3) terminate the Lease, reduce the amounts payable under the Lease assigned to the Indenture Trustee or change the time for the payment thereof so that such payments are less than the amounts necessary to pay when due the principal of, premium, if any, and interest on the Outstanding Bonds, or

          (4) reduce the percentage in principal amount of the Outstanding Bonds of all series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (5) modify any of the provisions of this Section or Section 5.08, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Bond affected thereby.

          Upon receipt by the Indenture Trustee of Board Resolutions of TU Electric and an Owner Trustee Certificate and such other documentation as the Indenture Trustee may reasonably require and upon the filing with the Indenture Trustee of evidence of the Act of said Holders, the Indenture Trustee shall join in the execution of such supplemental indenture or other instrument, as the case may be, subject to the provisions of Section 11.04.

          It shall not be necessary for any Act of Bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 11.03.  Documents Affecting Immunity or Indemnity.
                          -----------------------------------------

          If in the opinion of the Owner Trustee, or the Indenture Trustee any document required to be executed by it pursuant to the terms of Section 11.02 affects any interest, right, duty, immunity or indemnity in favor of the Owner Trustee, or the Indenture Trustee under this Indenture or the Participation Agreement, the Owner Trustee, or the Indenture Trustee, as the case may be, may in its discretion decline to execute such document.

          SECTION 11.04. Execution of Supplemental Indentures.
                         ------------------------------------

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 9.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

          SECTION 11.05. Effect of Supplemental Indentures.
                         ---------------------------------

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 11.06. Conformity with Trust Indenture Act.
                         -----------------------------------

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

          SECTION 11.07. Reference in Bonds to Supplemental Indentures.
                         ---------------------------------------------

          Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Owner Trustee, bear a notation in form approved by the Owner Trustee and the Indenture Trustee as to any matter provided for in such supplemental indenture; and, in such case, suitable notation may be made upon Outstanding Bonds after proper presentation and demand. If the Owner Trustee shall so determine, new Bonds so modified as to conform, in the opinion of the Owner Trustee and the Indenture Trustee, to any such supplemental indenture may be prepared and executed by the Owner

Trustee and authenticated and delivered by the Indenture Trustee or other Authorized Agent in exchange for Outstanding Bonds.


                                 ARTICLE TWELVE

                              RELEASE OF PROPERTY

          SECTION 12.01. Release of Property in the Event of Condemnation.
                         ------------------------------------------------

          The Indenture Trustee shall release from the Lien of this Indenture property taken by the exercise of a power of eminent domain or by right to purchase of any governmental subdivision, body or agency, which taking does not constitute an Event of Loss, upon receipt of the consideration therefor, but in each such case only upon receipt by the Indenture Trustee of:

          (a) an Owner Trustee Request, dated the date of the application for such release, requesting such release;

          (b) an Officers' Certificate dated the date of such Owner Trustee Request, stating that such property has been taken by the exercise of a power of eminent domain or by purchase by a governmental subdivision, body or agency in the exercise of a right which it had to purchase the same; and

          (c) an Opinion of Counsel complying with the requirements of Section
     1.02 hereof.

          SECTION 12.02. Release of Security Interest in Components for Reasons
                         ------------------------------------------------------
                         Other Than Condemnation.
                         -----------------------

          Subject to Section 12.03 hereof, the Indenture Trustee shall release from the Lien of this Indenture any Components, the removal of which will not materially impair or reduce the operating capacity, cost efficiency, utility or value of the Leased Assets, upon receipt by the Indenture Trustee of an Owner Trustee Request requesting such release, and the following:

          (1) A release certificate (herein called a "Release Certificate"),
                                                      -------------------
     which shall be an Officers' Certificate, dated not more than 30 days prior to the date of the application for such release, and signed also (except as to subclauses (i) and (iv) of this clause) by an Engineer setting forth:

                  (i) a description of the Component or Components sought to be released and stating such facts as shall be necessary to show that the release sought is authorized under the provisions of this Section 12.02;

                  (ii) whether (x) the aggregate of the fair value of the property to be released at the date of the Release Certificate and the fair value of all other property released since the commencement of the then current calendar year (as previously certified to the Indenture Trustee in connection with such release) is 10% or more of the aggregate principal amount of all Bonds at the time Outstanding and (y) said fair value of the property to be released is at least $25,000 and is at least 1% of the aggregate principal amount of all Bonds at the time Outstanding; and, if (x) and (y) are answered in the affirmative, that an Independent Engineer's Certificate as to the fair value of the property to be released will be furnished under the following clause (2);

                 (iii) the fair value, in the opinion of said Engineer, of the property to be released at the date of the Release Certificate; except that it shall not be necessary under this clause to state the fair value of any property the fair value of which is certified in an Independent Engineer's Certificate under the following clause (2);

                  (iv) that no Indenture Default (with respect to Section 8.01(3) or (4)) has occurred and is continuing;

                   (v) that, in the opinion of the signers, the proposed release will not impair the security under this Indenture in contravention of the provisions hereof;

                  (vi) if any Components are to replace the Components to be released, that the fair value of the replacement Components is at least equal to the fair value of the Components to be released or, if no Components are to replace the Components to be released, or the fair value of the replacement Components is less than the fair value of the Components to be released, that the fair value of the replacement Components, if any, plus the fair value of any Components theretofore incorporated in or becoming part of the Leased Assets since the completion thereof (and not theretofore used as a basis for release of Components) is at least equal to the fair value of the Components to be released; provided, however, that if (x) within six
                                     --------  -------
          months prior to the acquisition of any replacement or other Components used as the basis for release, such Components had been used or operated by any Person other than the Owner Trustee or TU Electric in a business similar to that in which they have been or will be used in connection with the operation of the Leased Assets and (y) the fair value of such Components (to the extent of the Interest) is not less than $25,000 and not less than 1% of the aggregate principal amount of the Bonds Outstanding, the matters set forth in this subclause (vi) shall be certified by an Independent Engineer; and

                 (vii) that the Owner Trustee has good title to such property to be substituted pursuant to subclause (vi).

          (2) In case subclause (ii) or (vi) of the foregoing clause (1) requires that an Independent Engineer's Certificate be furnished under this clause, an Independent Engineer's Certificate dated not more than 30 days prior to the date of the application for the release of such property, stating the fair value, in said Independent Engineer's opinion, at the date of the Release Certificate of the property to be released, and stating also that, in the opinion of said Independent Engineer, the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

          (3) An Opinion of Counsel complying with the requirements of Section
     1.02 hereof and stating that the certificates, opinions and other instruments which have been or are therewith delivered to and deposited with the Indenture Trustee conform to the requirements of this Indenture and that, upon the basis of such application, the Components referred to in the Release Certificate may be lawfully released from the Lien of this Indenture, and that all conditions precedent herein provided for relating to such release have been complied with.

          SECTION 12.03. Removal of Components Without Release.
                         -------------------------------------

          In addition to any Components released from the Lien of this Indenture pursuant to the provisions of Section 12.02 hereof the Owner Trustee may remove, or permit the removal pursuant to the Lease of, any Component which has become worn out, destroyed, obsolete or damaged beyond repair or permanently rendered unfit for use or is otherwise no longer useful in connection with the operation of the Facilities, free from the Lien of this Indenture and without any release from or consent by the Indenture Trustee. All replacement Components shall immediately become subject to the Lien hereof.

          The Indenture Trustee shall from time to time execute any written instrument to confirm the propriety of any action taken by the Owner Trustee under this Section 12.03 upon receipt by the Indenture Trustee of an Owner Trustee Request requesting the same, together with an Officers' Certificate stating that said action was duly taken by the Owner Trustee in conformity with this Section 12.03 and that the execution of such written instrument is appropriate to confirm the propriety of such action under this Section 12.03.

          SECTION 12.04. Purchasers Not Bound to Inquire.
                         -------------------------------

          In no event shall any purchaser or purchasers in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Indenture Trustee to execute a release, or to inquire as to any facts required by the provisions hereof for the exercise of such authority, or to see to the application of the purchase moneys.

          SECTION 12.05. Releases If Certain Defaults Exist.
                         ----------------------------------

          The Indenture Trustee shall not be required under any of the provisions of this Article Twelve to release any part of the Indenture Estate from the Lien hereof when an Indenture Default (with respect to Section 8.01(4) or (5)) shall have occurred and be continuing; but notwithstanding any such Indenture Default, the Indenture Trustee may release from the Lien hereof any part of the Indenture Estate upon compliance with the other conditions specified in this Article Twelve in respect thereof if the Indenture Trustee in its discretion, or the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding, by Act of such Holders, shall consent to such action.

          SECTION 12.06. Indenture Trustee Appointed Attorney-in-Fact.
                         --------------------------- ----------------

          For the purpose of granting releases provided in this Article Twelve, the Indenture Trustee is hereby irrevocably constituted as agent and attorney-in-fact for the Holders of the Bonds and to that end may execute, sign, seal, acknowledge and deliver all necessary instruments of release.


                                ARTICLE THIRTEEN

                               SUNDRY PROVISIONS

          SECTION 13.01. Execution in Counterparts.
                         -------------------------

          This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                 THE CONNECTICUT NATIONAL BANK,
                                    not in its individual capacity
                                    except to the extent set forth
                                    herein, but as Owner Trustee
                                    under the Trust Agreement.


                                 By:    /s/ GILMAN N. GAUVIN
                                     -----------------------------
                                            GILMAN N. GAUVIN
                                             Vice President

Attest:



------------------------

                                 TEXAS UTILITIES ELECTRIC COMPANY


                                 By: /s/ M.S. GREENE
                                     -----------------------------
                                            Vice President
Attest:


/s/ G.A. ENGELLAND
------------------------
    G.A. Engelland

                                 AMERICAN NATIONAL BANK AND
                                    TRUST COMPANY OF CHICAGO,
                                    Indenture Trustee


                                 By: /s/ R. BREMEN
                                     ------------------------------

Attest:



------------------------

                                 ACKNOWLEDGMENT


State of Connecticut

County of Hartford

          This instrument was acknowledged before me on November 22, 1989, by Gilman N. Gauvin, as Vice President of The Connecticut National Bank, a national banking association, on behalf of said association.


                                        /s/ DEBRA A. JOHNSON
                                        ----------------------------------------
                                        Debra A. Johnson
                                        Notary Public, State of Connecticut

My commission expires:


       March 31, 1990
  -----------------------

                                 ACKNOWLEDGMENT


State of Texas

County of Dallas

     This instrument was acknowledged before me on December 6, 1989, by
M. S. Greene, as Vice President of Texas Utilities Electric Company, a Texas corporation, on behalf of said corporation.


                                        /s/ JO MACDOWELL
                                        ----------------------------------------
                                        Jo Macdowell
                                        Notary Public, State of Texas

My commission expires:


       6/27/92
   ----------------------

                                 ACKNOWLEDGMENT


State of Illinois

County of Cook

     This instrument was acknowledged before me on November 22, 1989, by
R. Bremen, as V.P. of American National Bank and Trust Company of Chicago, a national banking association, on behalf of said association.


                                       /s/ SUZANNE G. BAKER
                                       -----------------------------------------
                                       Suzanne G. Baker
                                       Notary Public, State of Illinois

My commission expires:


       6/20/92
  --------------------

                                                       ATTACHMENT A

                                                            to

                                               Trust Indenture, Security
                                               Agreement and Mortgage dated as
                                               of December 1, 1989 among The
                                               Connecticut National Bank, as
                                               Owner Trustee, and Certain Other
                                               Parties

                             [FORM OF FACE OF BOND]

No.  R-                                                          $_____________

                         THE CONNECTICUT NATIONAL BANK
                   not in its individual capacity but solely
                             as Owner Trustee under
                          Trust Agreement dated as of
                                December 1, 1988

                     SECURED FACILITY BOND, INITIAL SERIES

INTEREST RATE:                                 STATED MATURITY:

REGISTERED HOLDER:

PRINCIPAL AMOUNT:                                   DOLLARS


          THE CONNECTICUT NATIONAL BANK, a national banking association (hereinafter called the "Owner Trustee", which term includes any successor corporation under the Indenture referred to on the reverse hereof), not in its individual capacity, but solely as owner trustee under a Trust Agreement dated as of December 1, 1988, with the owner participant named therein (together with its permitted successors and assigns, hereinafter called the "Owner Participant"), for value received, hereby promises to pay to the Registered Holder named above or registered assigns, the Principal Amount (stated above) on the Stated Maturity (stated above) and to pay interest thereon (computed on the basis of a 360-day year of twelve 30-day months) from the date of the initial authentication of the Initial Series Bonds, if the date of this Bond is prior to January 1, 1990, or, if the date of this Bond is on or after January 1, 1990, from the January 1 or July 1 next preceding the date of this Bond to which interest has been paid (unless the date hereof is an Interest Payment Date, as defined below, to which interest has been paid, in which case from the date hereof) or if no interest has been paid hereon, from the date of the initial authentication of the Initial Series Bonds, the first interest payment to be made on January 1, 1990 for the period from the date of initial authentication of the Initial Series Bonds to January 1, 1990, with subsequent interest payments to be made semiannually on January 1 and July 1 in each year (each an "Interest Payment Date"), at the Interest Rate (stated above) per annum, until the principal hereof is paid in full or made available for payment in accordance with the Indenture.

          Capitalized terms used in this Bond which are not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Bond is registered at the close of business on the Record Date relating to such Interest Payment Date, which shall mean the December 15 or June 15, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such regular Record Date and may be paid to the Person in whose name this Bond is registered at the close of business on a subsequent Record Date for the payment of such Defaulted Interest to be fixed by the Indenture Trustee, notice whereof shall be given to the Bondholders not less than 15 days prior to such subsequent Record Date. Payment of the principal of and premium (if any) on this Bond will be made upon presentation and surrender hereof at the corporate trust office of the Paying Agent, The First National Bank of Chicago in Chicago, Illinois or at the office of The First Chicago Trust Company of New York, agent of the Paying Agent, in the City of New York. Interest on this Bond shall be paid by check drawn upon the Paying Agent and mailed to the registered address of the Holder of this Bond as such address shall appear on the Bond Register. Payment as aforesaid of principal of, premium (if any) and interest on this Bond shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on any overdue principal and premium (if any) and (to the extent permitted by applicable law) any overdue interest shall be paid, on demand, from the due date thereof at the rate of interest per annum (computed on the basis of a 360-day year of twelve 30-day months) equal to the Interest Rate (stated above) on this Bond for the period during which any such principal, premium or interest shall be overdue.

          Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Bond shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Owner Trustee has caused this instrument to be duly executed under its corporate seal.


Dated:
      -------------------


                                    THE CONNECTICUT NATIONAL BANK
                                         not in its individual capacity but
                                         solely as Owner Trustee



                                    By
                                       ----------------------------



Attest:


----------------------
Authorized Signatory

                   [FORM OF REVERSE OF SECURED FACILITY BOND]

          This Bond is one of an authorized issue of Bonds of the Owner Trustee known as its "Secured Facility Bonds, Initial Series" (herein called the "Bonds") issued under, and all equally and ratably secured by, a Trust Indenture, Security Agreement and Mortgage dated as of December 1, 1989 (together with any indenture supplemental thereto, herein called the "Indenture"), among the Owner Trustee, Texas Utilities Electric Company, a Texas corporation (herein called "TU Electric"), and American National Bank and Trust Company of Chicago, a national banking association, as Indenture Trustee (herein called the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture reference is hereby made for a description of the nature and extent of the property assigned, pledged, transferred and mortgaged thereunder, the respective rights of the Holders of said Bonds and of the Indenture Trustee and the Owner Trustee in respect of such security, and the terms upon which said Bonds are to be authenticated and delivered. The Indenture permits the issuance of additional series of bonds for the purposes and as provided therein.

          All payments of principal, premium (if any) and interest to be made hereunder and under the Indenture shall be made only from the Indenture Estate or the income and proceeds received by the Indenture Trustee therefrom, and all payments of principal, premium (if any) and interest shall be made in accordance with the terms of the Indenture. Each Holder hereof, by its acceptance of this Bond, agrees that (a) except as expressly provided in the Indenture, it will look solely to the Indenture Estate or the income and proceeds received by the Indenture Trustee therefrom to the extent available for distribution to the Holder hereof as provided in the Indenture and (b) neither the Owner Participant nor the Owner Trustee, in its individual capacity, nor the Indenture Trustee, in its individual capacity, is liable to the Holder hereof for any amounts payable under this Bond or the Indenture or, except as provided in the Indenture, for any liability under the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of TU Electric and the Owner Trustee and the rights of the Holders of the Bonds under the Indenture at any time by TU Electric and the Owner Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds and all other series of bonds issued under the Indenture at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Bonds and all other series of bonds issued under the Indenture at the time Outstanding, on behalf of the Holders of all the Bonds and all the bonds of such other series, to waive compliance by TU Electric and the Owner Trustee with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Bond.

          The Bonds are limited in aggregate principal amount to $118,575,000, consisting of:


                                 Interest                      Principal
Stated Maturity                    Rate                         Amount
---------------                  --------                      ---------
January 1, 2005                    9.45%                        $36,980,000

January 1, 2018                    10.35                         81,595,000


          As more fully provided in the Indenture, the Bonds of each Stated Maturity are subject to mandatory redemption, in whole but not in part, at 100% of the principal amount thereof, together with interest accrued to the Redemption Date, upon the receipt of payment of the applicable purchase price or Termination Value resulting from a termination of the Lease pursuant to
Section 7 thereof.

          The Bonds of each Stated Maturity are also subject to mandatory redemption, at 100% of the principal amount thereof, together with interest accrued to the Redemption Date, upon the receipt of payment of the applicable payment of Casualty Value resulting from an Event of Loss under the Lease (unless, in connection with an Event of Loss described in clause (e) of the definition thereof, TU Electric assumes the Bonds then Outstanding pursuant to
Section 2.16 of the Indenture), in the respective principal amounts set forth in the Indenture.

          The Bonds of each Stated Maturity are also subject to mandatory redemption pursuant to sinking fund installments, as more fully provided in the Indenture, at 100% of the principal amount thereof, together with interest accrued to the Redemption Date, on the dates and in the respective principal amounts (before taking into account any adjustment as indicated in the next two succeeding paragraphs) set forth in the table below:

                                            Stated Maturity
                                            ---------------
 Redemption Date                    January 1, 2005            January 1, 2018
 ---------------                    ---------------            ---------------

                                      -6-

January 1, 1991                        $4,419,000                          0
   July 1, 1991                                 0                          0

January 1, 1992                           293,000                          0
   July 1, 1992                                 0                          0

January 1, 1993                           321,000                          0
   July 1, 1993                                 0                          0

January 1, 1994                           351,000                          0
   July 1, 1994                                 0                          0

January 1, 1995                           385,000                          0
   July 1, 1995                                 0                          0

January 1, 1996                           421,000                          0
   July 1, 1996                                 0                          0

January 1, 1997                           462,000                          0
   July 1, 1997                                 0                          0

January 1, 1998                           506,000                          0
   July 1, 1998                                 0                          0

January 1, 1999                         3,126,000                          0
   July 1, 1999                                 0                          0

January 1, 2000                         3,500,000                          0
   July 1, 2000                                 0                          0

January 1, 2001                         3,834,000                          0
   July 1, 2001                                 0                          0

January 1, 2002                         4,200,000                          0
   July 1, 2002                                 0                          0

January 1, 2003                         4,601,000                          0
   July 1, 2003                                 0                          0

January 1, 2004                         5,040,000                          0
   July 1, 2004                                 0                          0

January 1, 2005                         5,521,000                          0
   July 1, 2005                                 0                          0

January 1, 2006                                 -                 $1,550,000
   July 1, 2006                                 -                          0

January 1, 2007                                 -                  3,637,000
   July 1, 2007                                 -                          0

January 1, 2008                                 -                  4,808,000
   July 1, 2008                                 -                          0

January 1, 2009                                 -                  4,699,000
   July 1, 2009                                 -                          0

January 1, 2010                                 -                  4,965,000
   July 1, 2010                                 -                          0

January 1, 2011                                 -                  5,301,000
   July 1, 2011                                 -                          0

January 1, 2012                                 -                  5,661,000
   July 1, 2012                                 -                          0

January 1, 2013                                 -                  6,047,000
   July 1, 2013                                 -                          0

January 1, 2014                                 -                  6,530,000
   July 1, 2014                                 -                          0

January 1, 2015                                 -                 10,557,000
   July 1, 2015                                 -                          0

January 1, 2016                                 -                 11,659,000
   July 1, 2016                                 -                          0

January 1, 2017                                 -                 12,877,000
   July 1, 2017                                 -                    756,000

January 1, 2018                                 -                  2,548,000

          In the event of any partial redemption of Bonds of a particular Stated Maturity (other than pursuant to the aforementioned sinking fund), the principal amount of Bonds of such Stated Maturity to be redeemed thereafter pursuant to the sinking fund schedule indicated above shall be adjusted as provided in the Indenture.

          Under certain circumstances, Bonds acquired by the Owner Trustee may be credited against subsequent sinking fund requirements, as provided in the Indenture.

          The Bonds of each Stated Maturity shall be subject to special mandatory redemption, in whole but not in part, at the redemption prices set forth in the immediately succeeding paragraph with respect to the Bonds with a Stated Maturity of January 1, 2005 and at the redemption prices set forth under paragraph (ii) below with respect to the Bonds with a Stated Maturity of
January 1, 2018, upon the receipt of payment of the applicable purchase price upon the exercise by TU Electric of its option to purchase the Facilities under Section 6.1(c)(i) or (ii) of the Lease, unless, in either case, TU Electric shall assume the Bonds then Outstanding pursuant to Section 2.16 of the Indenture; provided, however, that, if TU Electric exercises its option to
           --------  -------
purchase the Facilities under Subsection 6.1(c)(i) or (ii) of the Lease at a time prior to the first date on which the Bonds with a Stated Maturity of January 1, 2018 are redeemable under paragraph (ii) below, the redemption price shall be the redemption price which would be applicable on such first date, all as more fully described in the Indenture.

          Bonds with a Stated Maturity of January 1, 2005 shall be subject to special mandatory redemption at 104.73% of the principal amount thereof, together with interest accrued to the Special Mandatory Redemption Date, if redeemed on or before December 31, 1995, and if redeemed thereafter, at the following times and Redemption Prices (expressed as a percentage of principal amount), together with interest accrued to the Redemption Date:


Twelve Month Period        Special Mandatory
Beginning January 1,       Redemption Price
--------------------       -----------------
     1996..............       103.78%
     1997..............       102.84
     1998..............       101.89
     1999..............       100.95

and thereafter at the principal amount thereof, together with interest accrued to the Redemption Date.

     The Bonds of each Stated Maturity are subject to redemption at the option of the Owner Trustee, as a whole at any time and in part from time to time, as provided below:

      (i) Bonds with a Stated Maturity of January 1, 2005.  Bonds with a Stated
          -----------------------------------------------
Maturity of January 1, 2005 shall not be redeemable prior to Maturity at the option of the Owner Trustee.

     (ii) Bonds with a Stated Maturity of January 1, 2018.  Bonds with a Stated
          -----------------------------------------------
Maturity of January 1, 2018 shall be redeemable prior to Maturity at the option of the Owner Trustee, as a whole at any time and in part from time to time, at the following times and Redemption Prices (expressed as a percentage of principal amount), together with interest the Redemption Date:

Twelve                                 Twelve
Month                                  Month

Period                                 Period
Beginning          Redemption          Beginning          Redemption
January 1             Price            January 1             Price
---------          ----------          ---------          -----------
1995..........        107.47%          2002..........        103.45
1996..........        106.90           2003..........        102.87
1997..........        106.32           2004..........        102.30
1998..........        105.75           2005..........        101.72
1999..........        105.17           2006..........        101.15
2000..........        104.60           2007..........        100.57%
2001..........        104.02

and thereafter at the principal amount thereof, together with interest accrued to the Redemption Date; provided, however, that no such redemption shall be made
                        --------  -------
prior to January 1, 1995.

   In the case of any redemption of Bonds, unpaid installments of interest maturing on or prior to the Redemption Date will be payable to the Holders of such Bonds of record at the close of business on the relevant regular or subsequent Record Date referred to on the face hereof.

   In the event any of the Bonds are called for redemption, the Indenture Trustee shall give notice, in the name of the Owner Trustee, of the redemption of such Bonds. Notice of redemption of Bonds (including redemption through the operation of the sinking fund with respect to any series) shall be given by first-class mail, postage prepaid, mailed not less than 30 days prior to the Redemption Date, to each Holder of Bonds to be redeemed, at his address appearing on the Bond Register.

   With respect to any notice of redemption of Bonds at the option of the Owner Trustee pursuant to subparagraph (ii) of the third preceding paragraph, unless, upon the giving of such notice, such Bonds shall be deemed to have been paid within the meaning of the Indenture, such notice shall state that such redemption shall be conditional upon the receipt by the Indenture Trustee on or prior to the Redemption Date of moneys sufficient to pay the principal of and premium (if any) and interest on such Bonds to be redeemed, and that if such moneys shall not have been so received said notice shall be of no force and effect and the Owner Trustee shall not be required to redeem such Bonds. In the event that such notice of redemption contains such a condition and such moneys are not so received, the redemption shall not be made and the Indenture Trustee shall within a reasonable time thereafter give notice, in the manner in which the notice of redemption was given, that such moneys were not so received.

   If a notice of redemption shall be unconditional, or if the conditions of a conditional notice of redemption shall have been satisfied, then upon presentation and surrender of Bonds so called for redemption at the corporate trust office of the Paying Agent, such Bonds shall be redeemed.

   The Indenture provides that Bonds of a denomination larger than $1,000 may be redeemed in part ($1,000 or an integral multiple thereof) and that upon any partial redemption of any such Bond the same may be surrendered at the corporate trust office of the Paying Agent in exchange for one or more new Bonds of the same series and the same Stated Maturity for the unredeemed portion thereof.

   Bonds (or portions thereof as aforesaid) for whose redemption and payment provision is made in accordance with the Indenture shall thereupon cease to be entitled to the Lien of the Indenture and shall cease to bear interest from and after the Redemption Date.

   If an Event of Default under the Indenture shall occur and be continuing, the principal of this Bond may, subject to certain rights of the Owner Trustee or the Owner Participant contained or referred to in the Indenture, become or be declared immediately due and payable, in the manner and with the effect provided in the Indenture.

   Under certain circumstances, the Owner Trustee may make payments or perform obligations of TU Electric under the Indenture and the Lease. Exercise of the Owner Trustee's limited right to cure would prevent the Indenture Trustee and the Holder hereof from exercising any remedies otherwise available under the Indenture as a result of TU Electric's failure to make such payments or perform such obligations.

   Following a declaration of acceleration of the Bonds, the Owner Trustee may, subject to the conditions specified in the Indenture, purchase all of the Bonds in accordance with the terms of the Indenture. Each Holder of this Bond, by accepting the same, agrees, subject to the provisions of the Indenture, that, upon payment to the Indenture Trustee of all amounts payable on the Bonds and upon satisfaction of all of the conditions contained in the Indenture pertaining to the purchase of Bonds by the Owner Trustee, such Holder shall be deemed to have sold this Bond to the Owner Trustee.

   Under certain circumstances, the obligations of the Owner Trustee under the Bonds and the Indenture may be assumed in whole by TU Electric and upon such assumption the Owner Trustee shall be released and discharged from its liability on this Bond and under the Indenture in respect of obligations to be performed on or after the date of such assumption.

   The Lien upon the Indenture Estate is subject to being legally discharged prior to the Maturity of this Bond upon the deposit with the Indenture Trustee of money or certain obligations of the United States of America sufficient to pay the principal of, premium (if any) and interest on this Bond when due, all in accordance with the terms and conditions of the Indenture.

   The Bond is transferable by the registered owner hereof, in person or by attorney authorized in writing, at the corporate trust office of the Bond Registrar, The First National Bank of Chicago in Chicago, Illinois or at the office of The First Chicago Trust Company of New York, agent of the Bond Registrar, in the City of New York, upon surrender of this Bond, and, upon any such transfer, a new Bond of the same series with the same Stated Maturity for the same aggregate principal amount will be issued to the transferee in exchange herefor.

   The Bonds are issuable only as registered Bonds in denominations of $1,000 and any integral multiple thereof. As provided in, and subject to the provisions of, the Indenture, Bonds of a particular Stated Maturity are exchangeable at the corporate trust office of the Bond Registrar for an equal aggregate principal amount of Bonds of the same series with the same Stated Maturity of a different authorized denomination or denominations, as requested by the Holder surrendering the same.

   No service charge will be made to any Holder of Bonds for any such transfer or exchange, but the Bond Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   Prior to due presentation of this Bond for registration of transfer, the Person in whose name this Bond is registered shall be deemed to be the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Bond shall be overdue, regardless of any notice to anyone to the contrary.

   As provided in the Indenture, the Bond Registrar shall not be required (i) to issue, register the transfer of or exchange any Bond of any series during a period beginning at the opening of business 15 days before the date of the first mailing of the notice of redemption of Bonds for redemption and ending at the close of business on the date of the first mailing of the notice of redemption, or (ii) to transfer or exchange any Bond so selected for redemption in whole or in part except the unredeemed portion of any Bond selected for redemption in part.

   AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE BONDS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                    [FORM OF CERTIFICATE OF AUTHENTICATION]

               This is one of the Secured Facility Bonds, Initial Series, described in the within-mentioned Indenture.

                                     AMERICAN NATIONAL BANK AND
                                         TRUST COMPANY OF CHICAGO
                                         Indenture Trustee


                                     By:
                                        ----------------------------
                                             Authorized Officer